As filed with the Securities and Exchange Commission on June 20, 1995

                                               Registration No. 33-
                                               ============================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                              THE LORI CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                     5190                  36 - 2262248
- ------------------------------  ----------------            --------------
(State or other jurisdiction    (Primary Standard           (I.R.S Employer
           of                      Industrial              Identification No.)
incorporation or organization)   Classification
                                   Code Number)
                              --------------------

                               500 Central Avenue
                           Northfield, Illinois 60093
                                 (708) 441-7300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                            Philip E. Ruben, Esquire
                        Kwiatt, Silverman & Ruben, Ltd.
                               500 Central Avenue
                           Northfield, Illinois 60093
                                 (708) 441-7676
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                    Copy to:
                           David G. Edwards, Esquire
                        Doepken Keevican Weiss & Medved
                            Professional Corporation
                             37th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219
                                 (412) 355-2600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                             (Cover page continued)

        Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

 If any of the securities being registered on this form are to be offered on a delayed or continuous basispursuant to Rule 415
          under the Securities Act of 1933, check the following box.  X
                                                                     ---

                        CALCULATION OF REGISTRATION FEE
===============================================================================

 Title of Each Class of        Amount to be   Proposed Maximum Offering     Proposed Maximum           Amount of
Securities to be Registered     Registered        Price Per Share        Aggregate Offering Price   Registration Fee
===========================    ============   =========================  ========================   ================

Common Shares (no par value)   1,151,270 (1)          $2.375 (2)            $2,734,266 (2)               $942.85
===========================    ============   =========================  ========================   ================


(1) Includes up to 957,378 shares of common stock, no par value per share (the "Common Stock"), of The Lori Corporation ("Lori" or the "Company") issuable upon the exercise of the Company's warrants or options to purchase Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Company's shares of Common Stock traded on the American Stock Exchange on June 16, 1995.


The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             CROSS REFERENCE SHEET

           Form S-1      Registration Item and Heading                              Location in Prospectus
           Item No.      ---------------------------------                          ----------------------
           --------

           1.            Forepart of the Registration Statement and Outside Front   Forepart; Outside Front Cover Page
                           Cover Page of Prospectus...............................
           2.            Inside Front and Outside Back Cover Pages of Prospectus..  Inside Front and Outside Back Cover Pages
           3.            Summary Information, Risk Factors and Ratio of Earnings    Prospectus Summary; Risk Factors
                           to Fixed Charges ......................................
           4.            Use of Proceeds..........................................  Outside Front Cover Page; Prospectus Summary;
                                                                                       Plan of Distribution
           5.            Determination of Offering Price..........................  Not applicable
           6.            Dilution.................................................  Not applicable
           7.            Selling Security Holders.................................  Selling Stockholders
           8.            Plan of Distribution.....................................  Outside Front Cover Page; Plan of Distribution
           9.            Description of Securities to be Registered...............  Description of the Company's Securities
           10.           Interests of Named Experts and Counsel...................  Not applicable
           11.           Information with Respect to the Company:
           11.(a)        Description of Business..................................  Business and Properties;
                                                                                    Index to Financial Statements
           11.(b)        Description of Property..................................  Business and Properties
           11.(c)        Legal Proceedings........................................  Legal Proceedings; Business and Properties
           11.(d)        Market Price of and Dividends on the
                           Company's Common Equity and
                           Related Stockholder Matters............................  Market Price of the Company's Common Stock
           11.(e)        Financial Statements.....................................  Index to Financial Statements
           11.(f)        Selected Financial Data..................................  Prospectus Summary
           11.(g)        Supplementary Financial Information......................  Prospectus Summary
           11.(h)        Management's Discussion and Analysis of
                           Financial Condition and Results of Operations..........  Management's Discussion and Analysis of
                                                                                       Financial Condition and Results of Operations
           11.(i)        Disagreements with Accountants on
                           Accounting and Financial Disclosure....................  Not applicable
           11.(j)        Directors and Executive Officers.........................  Management
           11.(k)        Executive Compensation...................................  Executive Compensation
           11.(l)        Security Ownership of Certain Beneficial
                           Owners and Management..................................  Principal Stockholders
           11.(m)        Certain Relationships and Related
                           Transactions...........................................  Transactions with Management and Others
           12.           Disclosure of Commission Position on
                           Indemnification for Securities Act
                           Liabilities............................................  Indemnification of Officers and Directors

                   SUBJECT TO COMPLETION DATED JUNE 20, 1995
PROSPECTUS

                                1,151,270 Shares
                              THE LORI CORPORATION
                                  COMMON STOCK

      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. See "Risk Factors."

      The Lori Corporation, a Delaware corporation (the "Company" or "Lori"), is engaged, through its subsidiaries, in designing and distributing popular-priced fashion jewelry.

      All of the 1,151,270 shares of common stock of the Company (the "Common Stock") offered hereby are being offered for sale, from time to time by or for the account of certain existing security holders of the Company ("Selling Stockholders"). See "Selling Stockholders." The Common Stock is listed on the American Stock Exchange. The Selling Stockholders have indicated that they propose from time to time to offer their shares, if any, for sale (a) in regular way brokerage transactions on the American Stock Exchange, (b) in privately negotiated transactions, or (c) through other means; that sales on or through the facilities of the American Stock Exchange will be effected at such prices as may be obtainable and are satisfactory to the respective Selling Stockholders; and that no sales other than in accordance with the preceding clauses (a) or (b) will be effected until after this Prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof.

      In certain cases the Selling Stockholders, brokers executing sales orders on their behalf and dealers purchasing shares from the Selling Stockholders for resale, may be deemed to be "underwriters," as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

      The Company will not receive any proceeds from sales of shares to which this Prospectus relates. However, insofar as the holders of options or warrants to purchase shares of the Common Stock are expected to exercise their warrants or options in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise prices of any warrants or options so exercised. See "Risk Factors - Dilution and Depression of Market Price from Issuance of Additional Common Stock." As of the date hereof, the aggregate amount of the exercise prices of all shares issuable by the Company upon the exercise of options or warrants outstanding as of the date hereof and subject to registration hereby is $[ ]. The Company cannot predict when or if it will receive proceeds from the exercise of warrants or options, or the amount of any such proceeds. None of the holders of options or warrants can reasonably be expected to exercise their options or warrants unless the market price on the American Stock Exchange of the Common Stock is in excess of the exercise price therefor. The Company intends to use the proceeds, if any, received from the exercise of warrants or options to retire or reduce indebtedness, to pay expenses of the offering and for working capital purposes. See "Plan of Distribution."

      On ______________, 1995, the closing price of the Common Stock on the American Stock Exchange was $[ ] per share. The Company will bear certain of the expenses of this offering, estimated to be $[ ].

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     The date of this Prospectus is , 1995.

                             ADDITIONAL INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-1 under the Securities Act and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain information contained in said Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto and financial statements, notes, and schedules filed as part thereof, which may be inspected and copied at the public reference facilities of the Commission referred to below. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the full text of such contract or other document filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement being qualified and amplified in all respects by such reference.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Certain information as of specified dates concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company, is disclosed in proxy statements distributed to the Company's stockholders and filed with the Commission. Such reports, proxy statements and other information may be inspected at the Commission's public reference facilities maintained at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following SEC Regional Offices: Seven World Trade Center, 13th Floor, New York, New York 10048; and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      The Common Stock of the Company is listed on the American Stock Exchange and such reports, proxy material and other information are also available for inspection at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

      Until , 1995, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

      The following is a summary of certain of the information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere herein. Prospective investors should carefully consider the information set forth under the caption "Risk Factors."

The Company

      The Lori Corporation, a Delaware corporation (the "Company" or "Lori"), is engaged, through its subsidiaries, in designing and distributing popular-priced fashion jewelry. Unless the context otherwise requires, references herein to the Company shall also include its subsidiaries. The Company maintains its principal executive offices at 500 Central Avenue, Northfield, Illinois 60093, telephone
(708) 441-7300.

      As of the date of this Prospectus, the Company carries on its jewelry business through two wholly-owned operating subsidiaries: (i) Rosecraft, Inc., a Delaware corporation ("Rosecraft"); and (ii) Lawrence Jewelry Corporation, a Delaware corporation ("Lawrence"). ARTRA GROUP Incorporated ("ARTRA") owns 100% of Fill-Mor Holding Inc., a Delaware corporation ("Fill-Mor"), which owns 64.3% of the capital stock of Lori. The Company's New Dimension Accessories, Ltd. ("New Dimensions") terminated operations effective December 27, 1994.

See "Business and Properties".

The Offering

      Lori is required under certain agreements it has entered into with stockholders and warrantholders to register the shares of Common Stock held by such stockholders or issuable upon the exercise of warrants held by such warrantholders.

      Existing securityholders of the Company are offering 1,151,270 shares of Common Stock held by them or issuable to them upon the exercise of options or warrants held by them.

      Common Stock Offered by the Selling Stockholders .............   1,151,270 shares*
      Common Stock Outstanding .....................................   3,415,004 shares
      Common Stock Issuable Under Options and Warrants .............     957,378 shares
      Total Common Stock (including Options and Warrants) ..........   4,372,382 shares
      American Stock Exchange Symbol ...............................        LRC
- -----------------
*Includes Common Stock issuable under Options and Warrants

      See "Selling Stockholders" and "Plan of Distribution."


Use of Proceeds

      The  Company  will not receive  any  proceeds  from the sale of the Common
Stock offered hereby by the Selling Stockholders. However, if the holders of options or warrants to purchase shares of Common Stock exercise their warrants or options in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise prices of any warrants or options so exercised. The Company cannot predict when or if it will receive proceeds from the exercise of warrants or options, or the amount of any such proceeds. The Company intends to use the proceeds, if any, received from the exercise of warrants or options to retire or reduce indebtedness, to pay certain expenses of the offering and for working capital purposes. See "Plan of Distribution."

Risk Factors

      Prospective investors should carefully review the risk factors and other information set forth herein, including under the heading "Risk Factors" which discusses, among other things, significant risks associated with an investment in the Company.

Selected Financial Data

Following is a consolidated summary of selected financial data of the Company for each of the five years in the period ended December 31, 1994 and for the quarters ended March 31, 1994 and 1995 (in thousands, except per share data).

                                                                                                    Three Months Ended March 31,
                                                       Year Ended December 31,                                (unaudited)
                                      ---------------------------------------------------------     ---------------------------
                                         1990        1991         1992          1993       1994           1994        1995
                                         ----        ----         ----          ----       ----           ----        ----
Net sales .........................   $ 114,604   $ 106,834    $  75,484    $  46,054    $  34,431    $   9,269    $   4,944
Earnings (loss)
   before extraordinary credits (A)       1,651      (7,099)     (34,619)      (1,672)     (18,502)      (1,260)        (250)
Extraordinary credits (B) .........          35        --           --         22,057        8,965         --          6,657
Net earnings (loss) ...............       1,686      (7,099)     (34,619)      20,385       (9,537)      (1,260)       6,407

Earnings (loss) per share:
Earnings (loss)
     before extraordinary credits .         .53       (2.25)      (10.99)        (.45)       (5.80)        (.40)        (.07)
Extraordinary credits .............         .01        --           --           6.03         2.81         --           1.79
Net earnings (loss) ...............         .54       (2.25)      (10.99)        5.58        (2.99)        (.40)        1.72


Total assets (C) ..................      78,942      66,877       42,818       40,174       18,704       39,848       17,821
Long-term debt ....................      22,862      23,548        6,105         --           --           --           --
Due to ARTRA (D) ..................      17,902      15,981       16,025         --            289         --            382
Liabilities subject to compromise .        --          --         41,500         --           --           --           --
Debt subsequently discharged ......        --          --           --           --          7,105         --           --
Cash dividends ....................        --          --           --           --           --           --           --

(A) The loss from continuing operations for the year ended December 31, 1994 includes a charge to operations of $10,800,000 representing a write-off of New Dimensions goodwill. See Note 4 to the Company's Consolidated Financial Statements for the year ended December 31, 1994. The loss from continuing operations for the year ended December 31, 1992 includes charges to operations of $8,664,000 representing an impairment of goodwill at December 31, 1992 and $8,500,000 representing increased reserves for markdowns allowances and inventory valuation.

(B) The 1995 and 1994 extraordinary credits represent gains from net discharge of indebtedness under terms of the Company's debt settlement agreement with its bank. See Note 2 to the Company's Condensed Consolidated Financial Statements for the quarter ended March 31, 1995. The 1993 extraordinary credit represents a gain from a net discharge of indebtedness due to the reorganization of the Company's New Dimensions subsidiary. See Note 5 to the Company's Consolidated Financial Statements for the year ended December 31, 1994. The 1990 extraordinary credit represent gains on purchases of New Dimensions senior notes at market prices lower than face value.

(C) As partial consideration for the debt settlement agreement, in December, 1994 the Company's bank lender received all of the assets of New Dimensions. See Note 4 to the Company's Consolidated Financial Statements for the year ended December 31, 1994.

(D) In February, 1993, ARTRA transferred all of its notes to Lori's capital account. In 1994, ARTRA made additional advances to Lori. Effective December 29, 1994, ARTRA exchanged $2,242,000 of its notes and advances for additional Lori preferred stock. See Note 14 to the Company's Consolidated Financial Statements for the year ended December 31, 1994.

                                  RISK FACTORS

         THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.


1. Competitive Conditions and the Recessionary Environment in the Fashion Jewelry Industry

         The fashion jewelry business is highly competitive. The Company competes primarily with other fashion jewelry designers and distributors. Although the continuing recession in the fashion jewelry industry has resulted in a number of competitors ceasing operations, other competitors in the fashion jewelry industry segment have strengthened their positions in the market. Accordingly, while there are fewer competitors today than prior to the recession in the fashion jewelry industry (the commencement of which coincided with the general economic recession in the United States in 1990-1991), those competitors remaining are generally better positioned to deliver their products at lower prices or otherwise react to market demands more quickly and efficiently.

         Despite the broad-based recovery in the United States economy which has been evident at least since the third quarter of 1993, sales of fashion jewelry products have not returned to pre-recession levels. Although the fashion jewelry industry has traditionally been regarded as cyclical, the failure of fashion jewelry sales to rebound with the economy suggest that the current industry conditions reflect a fundamental adverse change in the industry rather than merely the trough in a cycle. Among the factors which have been identified as contributing to the recession in the fashion jewelry industry are (i) current fashion, which favors a minimum of jewelry and adornment; (ii) the general trend in the United States toward more casual attire in office and evening wear, with which attire no jewelry or a minimum of jewelry is worn; and (iii) the recessionary environment in the fine jewelry industry, which has resulted in fine jewelry manufacturers and distributors lowering prices and making available lower cost items, such as 10 karat gold jewelry, to increase market share at the expense of fashion jewelry distributors.

         Competitive  pressure  has also  been  introduced  in the  industry  by national discount department store chains. Tactics employed by these increasingly powerful chains have included (i) direct sourcing of "knock-offs" of the most successful lines or items sold, (ii) pressuring distributors such as Lori's operating subsidiaries to accept returns of unsold goods, (iii) delaying or withholding payments on other orders, threatening to suspend future business or unilaterally terminating other orders, and (iv) selling competitors' jewelry lines side-by-side. As these national chains continue to capture market share and drive regional chains and independently-owned stores out of business, their buying departments will have an increasing ability to dictate pricing in the fashion jewelry industry.

         Accordingly, no assurances can be given that either the business and operations of Lori or the market conditions in the fashion jewelry industry generally will improve in the foreseeable future. Unless Lori's financial condition improves, management does not anticipate that Lori will be able to continue its operations. One subsidiary, New Dimensions, terminated its operations in December 1994. See "Business and Properties."

2.       History of Losses

         The Company has experienced losses from operations in each year since 1991. The Company incurred losses from continuing operations of $18,502,000 in 1994, $1,672,000 in 1993 and $34,619,000 in 1992, respectively and also incurred a loss from operations of $250,000 in the quarter ended March 31, 1995. The Company's New Dimensions subsidiary terminated operations in December, 1994, having previously filed for protection under Chapter 11 of the Bankruptcy Code in February 1993. Although the Company believes that management's efforts to improve efficiencies at the operating company level (through implementation of cost reduction measures at Lawrence and Rosecraft) will improve the Company's financial position, there can be no assurance that losses from operations will not continue. See "Risk Factors - Competitive Conditions in the Packaging Products Industry" and "Competitive Conditions and the Recessionary Environment in the Fashion Jewelry Industry."

         The Company's independent accountants, Coopers & Lybrand L.L.P., have issued a "going-concern" opinion with respect to the Company, which expresses substantial doubt as to the ability of the Company to continue as a going concern as the Company has suffered recurring losses from operations, has a deficiency of working capital and does not have financing facilities in place for the coming year. The Consolidated Financial Statements do not include any adjustments that might result from this uncertainty. See "Risk Factors - Defaults on Indebtedness." If the Company ceases to operate as a going-concern, an investor would be likely to lose his entire investment in the Company's Common Stock.

3.       History of Defaults, Inability to Obtain Working Capital Line of Credit

         In recent years, due to significant operating losses, the Company was in default of and unable to repay certain debt obligations which resulted in significant discharges of indebtedness by the Company's creditors. See Notes 4 and 5 of the Consolidated Financial Statements for the year ended December 31, 1994. The Company presently has a loan outstanding of $850,000 due June 30, 1995 collateralized by substantially all of the Company's assets. Unless the Company is successful in refinancing this indebtedness, of which there can be no assurances, the lender, who is an outside director of the Company, could foreclose on the assets of the Company. See paragraph 4 under "Transactions with Management and Others" and Note 14 of the Consolidated Financial Statements for the year ended December 31, 1994.

         Lori has been negotiating with various lenders to obtain working capital financing. As of the date of this Prospectus the Company has not been successful in obtaining such financing. The failure of the Company to obtain financing is expected to materially and adversely affect the Company's ability to conduct its operations.


4.       Dilution and Depression of Market Price from
         Issuance of Additional Common Stock

         As of June 15, 1995, there were 3,415,004 shares of the Company's common stock outstanding, of which 1,031,186 shares (30.2%) were in the public float. The Company's Board of Directors has the power to issue any and all authorized but uninsured shares without stockholder approval. In addition, the Company anticipates that holders of options and warrants will exercise their options and warrants in order to sell the underlying shares registered hereby if the exercise price is less than the market price of the Common Stock. Such an exercise could result in a dilution of the interests of existing stockholders. Purchasers of the Shares offered hereby should be aware that the issuance of additional shares may result in a reduction in the market price of the Company's Common Stock then outstanding. See also "Risk Factors - Limited Trading Volume."

5.       Limited Trading Activity

         During the six months ended May 31, 1995, the daily average number of shares of Common Stock traded on the American Stock Exchange was approximately 3,570 shares. If such trading levels continue, it may be difficult for Selling Stockholders to effect sales of their shares on the American Stock Exchange and, the placement of a substantially larger number of sell orders could materially and adversely impact the market price of the Common Stock. See also "Risk
Factors - Dilution and Depression of Market Price from Issuance of Additional Common Stock."

6.       No Cash Dividends

         The Company has not paid any cash dividends on its Common Stock in recent years and does not anticipate paying any such dividends in the foreseeable future.

7.       Control by Existing Management

         John Harvey and Peter R. Harvey, each of whom serves as a director of Lori, control the management of the operations of Lori through their control of ARTRA, which owns 61.0% of Lori's common stock. See "Principal Stockholders."

8.       Negative Effect on Stockholders from
         Possible Issuance of Preferred Stock

         The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $1,000 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. Except for the 9,701 shares Series C Preferred Stock that have been issued, no preferred stock is currently outstanding and the Company has no present plans for the issuance thereof. The issuance of any preferred stock could affect the rights of the holders of Common Stock and, in certain circumstances, reduce the value of the Common Stock. In particular, specific rights granted to future holders of preferred stock could restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by present owners. See "Description of the Company's Securities."

9.       Possible Delisting of Securities from the American Stock Exchange

         The Company's Common Stock is currently listed on the American Stock Exchange. The Company has been unable to maintain the standards for continued listing on these exchanges, and the Company's securities could be subject to delisting from these exchanges at any time. Trading of the Common Stock, if it continues, might thereafter be conducted in the over-the-counter markets on the electronic bulletin board established for securities that do not meet the American Stock Exchange listing requirements or in what is commonly referred to as the "pink sheets." If delisting were to occur, an investor could find it more difficult to dispose of or to obtain accurate quotations regarding the price of the Company's Common Stock and the market price of the Common Stock could decline significantly.


10.      Environmental Liabilities

         Lori, formerly known as APECO Corporation (and prior thereto, as American Photocopy Equipment Company), operated in excess of 20 manufacturing facilities in the United States prior to its entry in the jewelry business in 1985. The former operations of the Company included the manufacture of photocopy machines, photographic chemicals, paper coatings, pleasure boats, recreational vehicles, modular and mobile homes, marine windshields and gasoline tanks. These operations were sold or discontinued in the late 1970s and early 1980s. In addition, Lori's Rosecraft subsidiary and its predecessors formerly used its facility to manufacture, assemble and finish jewelry.

         Certain of these facilities may have used and/or generated hazardous materials and may have disposed of the hazardous substances, directly or through third party waste disposal firms at various off-site waste disposal locations, in most cases before laws had been enacted governing the safe disposal of hazardous substances. The number of these off-site waste disposal locations that may have been used by third party waste disposal contractors is neither known nor reasonably determinable by the Company. Although Lori has been notified by the Federal Environment Protection Agency that it is a potentially responsible party for the disposal of hazardous substances by its predecessor company at a site on Ninth Avenue in Gary, Indiana, it has no records indicating that it deposited hazardous substances at this site and intends to vigorously defend itself in this matter.

         Lori was unable to conduct a comprehensive audit of potential environmental liability at the facilities formerly owned or operated by Lori or its predecessors and their subsidiaries since it is no longer the owner or operator of most of the properties at which it or its predecessors or their affiliates conducted manufacturing operations and did not keep records of the companies with which it contracted for the disposal of wastes before such record-keeping became mandated by law. Although a comprehensive review of public records located at the state, local and Federal levels, of internal documents (if available) respecting off-site hazardous materials disposal and of available computer data bases could reveal additional potential liabilities to Lori for the costs of environmental clean-up, the cost of conducting such a review is prohibitively expensive.

         In addition, even if Lori is not found to be responsible for clean-up costs at any particular site, the costs of defending itself in any proceedings or inquiries instituted by the EPA, any state environmental agencies or private parties could itself be significant. As described under "Risk Factors - Need for Additional Funds," Lori has limited funds available to it, including for its legal defense. In certain cases, Lori may be unable to raise the funds needed to mount an adequate (or any) defense against the claims raised, even if it has legal grounds to do so. This problem may become acute if the cases against Lori proliferate due to the identification of additional off-site waste disposal locations at which third party waste disposal contractors disposed of hazardous substances generated by Lori and its predecessors, directly or through subsidiaries.

         See "Business and Properties - Environmental Concerns."


11.      Dependence on Major Customers

         Target Stores, a customer principally of Lori's Lawrence subsidiary, accounted for approximately 37% of Lori's total sales in 1994 (excluding the operations of New Dimensions, which terminated operations in December 1994). Lawrence does not have a sales contract with Target Stores or any other customers. Accordingly, although Company believes it has developed a strong relationship with Target Stores and that its service program has historically generated significant profits for this customer, Target could terminate its relationship with Lawrence at any time. Any such termination could be expected to have a materially adverse impact on the business and operations of Lori if the Company were unable to replace sales to this customer on a timely basis. It is not anticipated that, in the event of such a termination, this customer could be easily replaced since Target Stores is among the largest retailers in the United States. During the fourth quarter of 1994, New Dimensions lost its account with Wal-Mart, which accounted for the principal portion of the Company's sales to Wal-Mart (although Wal-Mart remains a Rosecraft customer). The loss of the Wal-Mart account contributed to management's decision to assign all of the assets of New Dimensions as consideration for the agreement with Lori's bank lender to settle obligations due the bank under terms of the bank loan agreements of Lori and its operating subsidiaries as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 to the Company's Consolidated Financial Statements. As a result, New Dimensions terminated operations in December 1994.

                                 CAPITALIZATION
                                 (in thousands)

         The following table sets forth the capitalization of the Company at March 31, 1995. The following should be read in conjunction with the Company's consolidated financial statements appearing elsewhere in this Prospectus.



          Short-term debt:
              Note payable to a related party                           $   850
                                                                        =======

          Shareholders' equity:

              Preferred stock, $.01 par value, authorized
              1,000 shares, all series; Series C, issued 10 shares,
              including accumulated dividends                           $19,515

              Common stock, $.01 par value; authorized
              10,000 shares, issued 3,415 share                              33

              Restricted common stock (100 shares), at cost                (700)

              Additional paid-in capital                                 65,728

              Accumulated deficit                                       (72,554)
                                                                        -------
              Total shareholders' equity                                $12,022
                                                                        =======

          Total capitalization                                          $12,872
                                                                        =======

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion supplements the information found in the consolidated financial statements and related notes:


General

         On February 8, 1985, Lori entered into the fashion costume jewelry business through the acquisition of all of the outstanding shares of New Dimensions. During 1986 the Company expanded the jewelry segment by acquiring Rosecraft and Lawrence.

         As discussed below in the "Liquidity and Capital Resources" section, on February 5, 1993 the Company's New Dimensions subsidiary filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Case No. 93 B 40653). On April 9, 1993, New Dimensions' reorganization plan was confirmed by an order of the Bankruptcy Court. On May 3, 1993, the consummation date of the reorganization, New Dimensions emerged from Chapter 11 bankruptcy court protection. As discussed below, under terms of a debt settlement agreement, Lori's bank lender received all of the assets of New Dimensions and New Dimensions terminated operations effective December 27, 1994.

         In recent years, the Company suffered significant operating losses and since December 31, 1993 Lori and its operating subsidiaries were not in compliance with certain provisions of their respective bank loan agreements. On August 18, 1994, as amended December 23, 1994, ARTRA, Lori's parent, Fill-Mor, Lori and Lori's operating subsidiaries entered into and agreement with Lori's bank lender to settle obligations due the bank under terms of the bank loan agreements of Lori and its operating subsidiaries and Fill-Mor. See Note 2 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 1995 and discussion below in "Liquidity and Capital Resources."


Liquidity and Capital Resources

         Cash and cash equivalents decreased $636,000 during the three months ended March 31, 1995. Cash flows used by operating activities of $920,000 exceeded cash flows from investing activities of $191,000 and cash flows from financing activities of $93,000. Cash flows used by operating activities were principally attributable to the Company's loss from operations and an installment payment made in January, 1995 for unsecured claims arising from the May, 1993 reorganization of New Dimensions. Cash flows from investing activities consisted of $550,000 deposited in trust in December, 1994 used to fund an installment payment in January, 1995 for unsecured claims arising from the May, 1993 reorganization of New Dimensions, less expenditures for retail fixtures of $338,000 and expenditures for equipment of $21,000. Cash flows from financing activities were attributable to an $850,000 short-term loan from a director of the Company used to fund the $750,000 payment due the Company's former bank lender under terms of the debt settlement agreement.

         During the three months ended March 31, 1995, the Company's working capital deficiency increased by $467,000. The increase in working capital deficiency is principally attributable to the Company's loss from operations.

         Cash and cash equivalents increased $243,000 during the year ended December 31, 1994. Cash flows from financing activities of $4,701,000 exceeded cash flows used by operating activities of $3,211,000 and cash flows used by investing activities of approximately $1,247,000. Cash flows from financing activities were attributable to funds provided by ARTRA through advances and a contribution of capital and to a net overall increase in borrowings. Cash flows used by operating activities were principally attributable to the Company's loss from operations, before the effect of depreciation and amortization and other noncash operating expenses. Expenditures for warehouse and office equipment and retail fixtures during the year ended December 31, 1994 were $697,000.

         During the year ended December 31, 1994, the Company's working capital deficiency decreased by $16,879,000 to $846,000. The decrease in working capital deficiency is principally attributable to a net discharge of indebtedness under terms of the Company's debt restructuring agreement with its bank lender as discussed below and in Note 4 to the Company's Consolidated Financial Statements.

         In recent years, the Company has suffered significant operating losses, principally at its New Dimensions subsidiary. As a result of the significant operating loss incurred in 1992, on February 5, 1993, New Dimensions filed a petition for reorganization under Chapter 11 of the Bankruptcy Code. On April 9, 1993, New Dimensions' reorganization plan was confirmed by an order of the Bankruptcy Court and on May 3, 1993, the consummation date of the reorganization, New Dimensions emerged from Chapter 11 bankruptcy court protection. The plan, among other things, provided for New Dimensions' bank lender to have the right to receive all of the issued and outstanding shares or assets of New Dimensions immediately prior to the consummation date. The bank then assigned its rights to receive the New Dimensions stock to a newly formed Lori subsidiary, which was then merged into New Dimensions, for consideration of $2,500,000, evidenced by New Dimensions' term loan note originally scheduled to be payable in varying quarterly installments, commencing March 31, 1994 through December 31, 1996. Lori assumed and guaranteed the balance of New Dimensions' pre-bankruptcy loans payable to the bank, amounting to $12,036,000, including accrued interest, which included the New Dimensions former line of credit and the New Dimensions former term loan, net of New Dimensions' direct obligation payable to the bank of $2,500,000 as noted above. The bank also provided New Dimensions with a revolving line of credit, including a letter of credit facility. Borrowings were limited to the lesser of $1,600,000 or a calculated borrowing base.

         On February 5, 1993, Lawrence entered into a credit agreement with Lori's bank that provided for a revolving line of credit, which includes a letter of credit facility. Borrowings were limited to the lesser of $2,100,000 or a calculated borrowing base.

         Effective March 31, 1993 Rosecraft entered into agreements with a bank that provided for a term loan of $2,977,000 and a revolving line of credit. The revolving line of credit provided for borrowings, including a letter of credit facility. Borrowings were limited to the lesser of $1,000,000 or a calculated borrowing base, less outstanding letters of credit. In addition to the revolving line of credit, the bank has provided an overadvance credit commitment of $1,200,000.

         Since December 31, 1993, Lori and its operating subsidiaries were not in compliance with certain provisions of their respective bank loan agreements. At December 31, 1993, borrowings under the bank loan agreements of Lori and its operating subsidiaries totaled $21,952,000. In addition to scheduled maturitities of $2,833,000 under the bank loan agreements of Lori and its operating subsidiaries, the remaining borrowings of $19,119,000 under the bank loan agreements of Lori and its operating subsidiaries were reclassified as currently payable at December 31, 1993.

         Effective August 18, 1994, Lori and Lori's operating subsidiaries (collectively, the "Borrowers"), ARTRA and Fill-Mor entered into an agreement with Lori's bank lender to settle obligations due the bank under terms of the bank loan agreements of Lori and its operating subsidiaries. On December 13, 1994, Lori and Lori's operating subsidiaries were notified by the bank of certain defaults under the Settlement Agreement, including but not limited to a $1,115,000 payment due the bank on December 8, 1994. Prior to receipt of the default notice and thereafter, ARTRA and Lori entered into negotiations with the bank to amend or restructure the terms of the August 18, 1994 Settlement Agreement.

         Effective December 23, 1994, the Borrowers, ARTRA and Fill-Mor and the bank entered into an amendment to the August 18, 1994 Settlement Agreement ("Amended Settlement Agreement"). Per terms of the Amended Settlement Agreement, borrowings due the bank under the loan agreements of the Borrowers and Fill-Mor (approximately $25,000,000 as of December 23, 1994), plus amounts due the bank for accrued interest and fees were reduced to $10,500,000 as of December 23, 1994 (of which $7,855,000 pertained to Lori's obligation to the bank and $2,645,000 pertained to Fill-Mor's obligation to the bank).

Upon the satisfaction of certain conditions of the Amended Settlement Agreement in March 1995, as discussed below, the balance of this indebtedness was discharged.

         In conjunction with the Amended Settlement Agreement, ARTRA entered into a $1,850,000 short-term loan agreement with a non-affiliated corporation, the proceeds of which were used to fund amounts due the bank as discussed below. The loan, due June 30, 1995, with interest payable monthly at 10%, is collateralized by 100,000 shares of Lori common stock. These 100,000 Lori common shares were originally issued to the bank under terms of the August 18, 1994 Settlement Agreement.

         In exchange for the reduction of amounts due the bank, and as additional consideration for the $1,850,000 short-term loan agreement from the non-affiliated corporation, the Borrowers, ARTRA and Fill-Mor agreed to pay the following consideration, which supersedes the consideration agreed to under terms of the August 18, 1994 Settlement Agreement:

             A) A cash payment to the bank of $1,900,000, which was made prior to consummation of the Amended Settlement Agreement.

             B) 400,000 shares of ARTRA common stock.. These 400,000 ARTRA common shares were originally issued to the bank under terms of the August 18, 1994 Settlement Agreement. The bank retained 100,000 shares and the non-affiliated corporation received 300,000 shares as additional consideration for its short-term loan.

             C) Assignment to the bank of all of the assets of Lori's New Dimensions subsidiary.

             D)   A $750,000 note payable to the bank due March 31, 1995.


         Additionally, ARTRA advanced $400,000 to Lori to be used to fund the installment payment due December 31, 1994 for unsecured claims arising from the May 3, 1993 reorganization of New Dimensions.

         The August 18, 1994 settlement agreement required ARTRA to contribute cash of $1,500,000 to Lori for working capital. ARTRA's cash contribution was funded by private placements of ARTRA common stock. An officer/director of Lori participated in the private placement of ARTRA common stock purchasing $150,000 of ARTRA common stock (37,500 shares), subject to the same terms and conditions as the other outside investors.

         Lori recognized an extraordinary gain of $8,965,000 ($2.81 per share) in December 1994 as a result of the reduction of amounts due the bank under the loan agreements of the Borrowers and Fill-Mor to $10,500,000 (of which $7,855,000 pertained to Lori's obligation to the bank and $2,645,000 pertained to Fill-Mor's obligation to the bank) as of December 23, 1994. Lori also recorded a charge against operations of $10,800,000 in December 1994 to write-off New Dimensions' remaining goodwill.

         On March 31, 1995 the $750,000 note due the bank was paid and the remaining indebtedness of Lori and Fill-Mor was discharged, resulting in an additional extraordinary gain to Lori and Fill-Mor of $6,657,000 ($1.79 per share) in the first quarter of 1995. The $750,000 note payment was funded with the proceeds of a $850,000 short-term loan from a director of Lori. The loan provides for interest at the prime rate plus 1%. As consideration for assisting in the debt restructuring, the director received 150,000 Lori common shares valued at $337,500 ($2.25 per share) based upon Lori's closing market value on March 30, 1995.

         In recent years, New Dimensions has experienced a pattern of operating losses primarily due to a shift in the buying patterns of its major customers (i.e. certain mass merchandisers) from participation in the New Dimension's service program to purchases of costume jewelry and accessories directly from manufacturers. In the fourth quarter of 1994, New Dimensions' largest customer, Wal-Mart, ended its participation in New Dimension's service program. Accordingly, the assignment to the Company's bank lender of all of the assets of the New Dimensions subsidiary in accordance with terms of the Amended Settlement Agreement, resulted in New Dimensions ceasing its operations effective December 27, 1994. New Dimensions cessation of operations is not expected to have a material adverse effect on the financial condition, liquidity or results of operations of the Company in the immediate future.

         Lori anticipates that the successful completion of the restructuring of its debt, plus additional working capital borrowings either from ARTRA or external sources will permit it to fund its capital requirements in 1995. In addition, the Company continues to restructure its operations and is attempting to increase sales such that operating results will improve. If Lori is unable to obtain working capital borrowings to fund its operations in 1995 and improve the results of operations, it may be forced to liquidate its assets or file for protection under the Bankruptcy Code.

         Lori's 1995 business plan is based on the continued dependence upon certain major customers.

         The common stock and virtually all the assets of the Company and its operating subsidiaries were pledged as collateral for the Company's and its operating subsidiaries' bank loan agreements at December 31, 1994. Under its debt agreements the Company is limited in the amounts it can withdraw from its operating subsidiaries. At December 31, 1994 substantially all cash and equivalents on the Company's consolidated balance sheet were restricted to use by and for the Company's operating subsidiaries. At March 31, 1995, the common stock and virtually all the assets of the Company and its operating subsidiaries have been pledged as collateral for $850,000 short-term loan from a director of Lori, the proceeds of which were used to fund the $750,000 note payment to the bank under terms of the debt settlement agreement.

         Due to the limited ability of the Company to receive funds from its operating subsidiaries in recent years, effective July 1, 1989, ARTRA placed a moratorium on the accrual of interest and the declaration and accrual of dividends on its Lori note and preferred stock, respectively. The moratorium has been extended indefinitely. Additionally, Lori has not paid dividends on its common stock in recent years and no dividend payments are anticipated in the immediate future.

         During the three months ended March 31, 1995, ARTRA made net advances of $93,000 to Lori. During 1994, ARTRA made net advances to Lori of $2,531,000. The advances consisted of a $1,850,000 short-term note with interest at 10%, the proceeds of which were used to fund the $1,900,000 cash payment to the bank in conjunction with the Amended Settlement Agreement with Lori's bank lender, and certain non-interest bearing advances used to fund Lori working capital requirements. In addition , subsequent to March 31, 1995, ARTRA advanced Lori an additional $150,000 and Lori borrowed $500,000 from private investors, evidenced by short -term notes. The proceeds from the above advances and loans were used to fund working capital requirements.

         Effective December 29, 1994 ARTRA exchanged $2,242,000 of its notes and advances for additional Lori Series C preferred stock. Additionally, the August 18, 1994 Settlement Agreement required ARTRA to contribute cash of $1,500,000 and ARTRA common stock with a fair market value of $2,500,000 to Lori's capital account.

         In February, 1993, ARTRA transferred all of its notes (with a principal value of $15,990,000) to Lori's capital account.

         Rosecraft, Lawrence and Lori's corporate entity have no material commitments for capital expenditures.


Results of Operations

         Three Months Ended March 31, 1995 vs Three Months Ended March 31, 1994

         The assignment to the Company's bank lender of all of the assets of the New Dimensions subsidiary in accordance with terms of the debt settlement agreement, resulted in New Dimensions terminating its operations effective December 27, 1994. The results of operations for the three months ended March 31, 1994 included New Dimensions net sales of $3,551,000 and operating loss of $485,000. New Dimensions terminated operations effective December 27, 1994

         Net sales of $4,944,000 for the three months ended March 31, 1995 were $4,325,000, or 46.7%, lower than net sales for the three months ended March 31, 1994. The 1995 sales decrease is principally attributable the termination of New Dimensions operations effective December 27, 1994 and a soft retail environment in 1995.

         The Company's cost of sales of $2,863,000 for the three months ended March 31, 1995 decreased $2,234,000 as compared to the three months ended March 31, 1994. Cost of sales in the three months ended March 31, 1995 was 57.9% of net sales compared to a cost of sales percentage of 55.0% for the three months ended March 31, 1994. The 1995 cost of sales decrease is principally attributable to the decrease in sales volume due to the termination of New Dimensions operations effective December 27, 1994. The cost of sales percentage increase of 2.9% is primarily attributable to a soft retail environment that resulted in depressed operating margins.

         Selling, general and administrative expenses in the three months ended March 31, 1995 decreased $2,452,000 as compared to the three months ended March 31, 1994. Selling, general and administrative expenses were 43.1% of net sales in the three months ended March 31, 1995 as compared to 49.4% of net sales in the three months ended March 31, 1994. The decrease in selling, general and administrative expenses is attributable to the decrease in sales volume due to the termination of New Dimensions operations effective December 27, 1994. The decrease in selling, general and administrative expenses as a percentage of net sales is attributable to certain cost reduction efforts of the Company and its operating subsidiaries.

         Operating loss in the three months ended March 31, 1995 was $186,000 as compared to operating loss of $773,000 in the year ended three months ended March 31, 1994. The decreased 1995 operating loss is principally attributable to New Dimensions, which terminated operations effective December 27, 1994.

         Interest expense in the three months ended March 31, 1995 decreased $429,000 as compared to the three months ended March 31, 1994. The 1995 decrease is principally due the settlement agreement with the Company's bank lender. See
Note 2 to the Company's condensed consolidated financial statements.

         The 1995 extraordinary credit represents a net gain from discharge of bank indebtedness. No income tax expense is reflected in the Company's financial statements resulting from the extraordinary credit due to the utilization of tax loss carryforwards. Due to the Company's tax loss carryforwards and the uncertainty of future taxable income, no income tax benefit was recognized in connection with the Company's 1994 pre-tax loss.


         Year Ended December 31,  1994 vs Year Ended December 31, 1993

         Net sales of approximately $34,400,000 for the year ended December 31, 1994 were approximately $11,600,000, or 25.2%, lower than net sales for the year ended December 31, 1993. The 1994 results of operations include New Dimensions net sales of approximately $13,700,000 and operating loss of approximately $2,100,000 before a write-off of goodwill. The 1994 sales decrease is principally attributable to the combination of a soft retail environment, a planned reduction of in-store inventory levels by certain major customers in 1994 and a shift in the buying patterns of certain mass merchandisers from participation in the Company's service program to purchases of costume jewelry and accessories directly from manufacturers.

         The Company's cost of sales of approximately $21,100,000 for the year ended December 31, 1994 decreased approximately $3,700,000 as compared to the year ended December 31, 1993. Cost of sales in the year ended December 31, 1994 was 61.2% of net sales compared to a cost of sales percentage of 58.3% for the year ended December 31, 1993. The 1994 cost of sales decrease is principally attributable to the decrease in sales volume as noted above. The cost of sales percentage increase of 3.9% is primarily attributable to a soft retail environment that resulted in depressed operating margins.

         Selling, general and administrative expenses in the year ended December 31, 1994 decreased approximately $1,500,000 as compared to the year ended December 31, 1993. Selling, general and administrative expenses were 50.2% of net sales in the year ended December 31, 1994 as compared to 40.8% of net sales in the year ended December 31, 1993. The decrease in selling, general and administrative expenses is attributable to the decrease in sales volume. The increase in selling, general and administrative expenses as a percentage of net sales is attributable to the semi-fixed nature of these expenses.

         As partial consideration per the terms of its debt settlement agreement with its bank lender the Company assigned the bank all of the assets of it's New Dimensions subsidiary. Accordingly, the Company recorded a charge against operations of $10,800,000 in December 1994 representing a write-off of New Dimensions' remaining goodwill.

         Operating loss in the year ended December 31, 1994 was approximately $16,200,000 as compared to operating earnings of approximately $900,000 in the year ended December 31, 1993. The 1994 operating loss is principally attributable to the write-off of New Dimensions goodwill, plus the combination of a soft retail environment, a planned reduction of in-store inventory levels by certain major customers in 1994 and a shift in the buying patterns of certain mass merchandisers from participation in the Company's service program to purchases of costume jewelry and accessories directly from manufacturers.

         Interest expense in the year ended December 31, 1994 increased approximately $400,000 as compared to the year ended December 31, 1993. The 1994 increase is principally due the effect of an increase in the prime rate.

         Due to the Company's tax loss carryforwards and the uncertainty of future taxable income, no income tax benefit was recognized in connection with the Company's 1994 and 1993 pre-tax losses from continuing operations. The 1994 and 1993 extraordinary credits represent net gains from discharge of indebtedness. No income tax expense is reflected in the Company's financial statements resulting from the extraordinary credits due to the utilization of the Company's tax loss carryforwards.


         Year Ended December 31,  1993 vs Year Ended December 31, 1992

         Net sales of approximately $46,100,000 for the year ended December 31, 1993 were approximately $29,400,000, or 38.9%, lower than net sales for the year ended December 31, 1992. The 1993 sales decrease is primarily attributable to the New Dimensions reorganization which resulted in a reduction of New Dimensions' operating focus to certain product lines which management believes will permit New Dimensions to continue its ongoing operations. In early 1993, Wal-Mart ended its participation in New Dimensions' "Contempra" service program, although Wal-Mart continued to be a significant customer for New Dimensions' "Sarah Coventry" line of ladies costume jewelry and Trilko key chains through New Dimensions' service program. Due primarily to the discontinuance of the "Contempra" service program with Wal-Mart and other New Dimensions customers, in conjunction with its Chapter 11 reorganization, New Dimensions terminated its in-house service staff early in 1993 and contracted with the Lori's Lawrence subsidiary to conduct its remaining service program. Additionally, in June, 1992 Rosecraft closed its Ladies line of fashion costume jewelry in order to concentrate on its higher margin Children's line of fashion costume jewelry and accessories.

         The Company's cost of sales of approximately $24,800,000 for the year ended December 31, 1993 decreased approximately $29,500,000 as compared to the year ended December 31, 1992. Cost of sales in the year ended December 31, 1993 was 53.8% of net sales compared to a cost of sales percentage of 72.0% for the year ended December 31, 1992. The 1993 cost of sales decrease is principally attributable to the decrease in sales volume as noted above. The cost of sales percentage decrease of approximately 18.2% is primarily attributable to management's efforts to concentrate on higher margin lines of jewelry and accessories in 1993, and to costs incurred in 1992 related to discontinued lines of business.

         Selling, general and administrative expenses in the year ended December 31, 1993 decreased approximately $19,300,000 as compared to the year ended December 31, 1992. Selling, general and administrative expenses were 40.8% of net sales in the year ended December 31, 1993 as compared to 50.4% of net sales in the year ended December 31, 1992. The decrease in selling, general and administrative expenses is primarily attributable to a combination of the 1993 decrease in sales volume and to management's aggressive cutting of fixed overhead costs that began in the second half of 1992.

         Depreciation and amortization expense decreased approximately $600,000 in the year ended December 31, 1993 as compared to the year ended December 31, 1992. The decrease is primarily attributable to the New Dimensions reorganization.

         As of December 31, 1992, the Company's New Dimensions subsidiary recorded a charge to operations of $8,664,000 representing an impairment of goodwill at December 31, 1992.

         During 1992 the Company's subsidiaries incurred restructuring costs aggregating $1,575,000. In June, 1992, Lori's Rosecraft subsidiary closed its Ladies line of fashion costume jewelry in order to concentrate on its higher margin Children's line of fashion costume jewelry and accessories. The closing of Rosecraft's Ladies line resulted in a charge to operations of $900,000 representing principally inventory liquidation costs, lease termination costs and employee severance costs. In the fourth quarter of 1992,

Lori's New Dimensions subsidiary closed certain of its "Whims" retail outlet stores and made the decision to close additional "Whims" retail outlet stores and its New York City sales and executive office in 1993. The closing of the "Whims" retail outlet stores and the New York City sales and executive office resulted in a charge to operations of $675,000 representing principally inventory liquidation costs, lease termination costs and employee severance costs.

         Operating earnings in the year ended December 30, 1993 were approximately $900,000 as compared to an operating loss of approximately $29,200,000 in the year ended December 31, 1992. The 1993 operating earnings are principally attributable to the New Dimensions reorganization which resulted in a reduction of New Dimensions' operating focus to certain product lines which management believed would be better received in the market than discontinued lines and to costs incurred in 1992 related to discontinued lines of business.

         Due to the Company's tax loss carryforwards and the uncertainty of future taxable income, no income tax benefit was recognized in connection with the Company's 1993 pre-tax loss from continuing operations. The 1993 extraordinary credit represents a gain from a net discharge of indebtedness at Lori's New Dimensions subsidiary. No income tax expense is reflected in the Company's financial statements resulting from the extraordinary credit due to the utilization of Lori's tax loss carryforwards. Due to the Company's tax loss carryforwards, no income tax benefit was recognized in connection with the Company's 1992 pre-tax loss.


Seasonality

         Retail sales of the Company's products are higher during the Spring (February through April) and Christmas (September through November) seasons. As a result of these seasonal factors, the Company's inventories of finished goods reach peak levels just prior to these periods and are generally lower during the balance of the year.



Impact of Inflation and Changing Prices

         Inflation has become a less significant factor in our economy; however, to the extent permitted by competition, the Company generally passes increased costs to its customers by increasing sales prices over time.

                            BUSINESS AND PROPERTIES

General

         The Lori Corporation ("Lori" or "the Company"), a Delaware Corporation incorporated in 1969, operates in one industry segment (a designer and distributor of popular-priced fashion costume jewelry). Lori's operations are conducted through its wholly-owned subsidiaries:

                  Lawrence Jewelry Corporation ("Lawrence")
                  Rosecraft, Inc. ("Rosecraft")

         During most of 1994, the Company also conducted operations its wholly-owned subsidiary, New Dimensions Accessories, Ltd. ("New Dimensions"),
formerly  R.  N.  Koch,   Inc.  See   "Business   and   Properties  -  Operating
Subsidiaries."

         On February 8, 1985, the Company acquired all of the capital stock of New Dimensions. On June 4, 1986, Lori acquired all of the capital stock of Rosecraft. Finally on October 22, 1986, Lori acquired all of the capital stock of Lawrence.

         ARTRA GROUP Incorporated ("ARTRA"), a public company whose shares are traded on the New York Stock Exchange, owns, through a wholly-owned subsidiary, approximately 64.3% of the outstanding common stock of Lori and Lori's entire preferred stock issue. At December 31, 1994, ARTRA's interest in Lori common stock and Lori preferred stock was pledged as collateral for a bank loan to a wholly-owned ARTRA subsidiary that is the parent of Lori.

         The fashion jewelry business is highly competitive. The Company competes primarily with other fashion jewelry designers and distributors. Sales of fashion jewelry have not returned to the levels experienced prior to the general economic recession in the United States in 1990-1991. Despite the broad-based recovery in the United States economy which has been evident at least since the third quarter of 1993, sales of fashion jewelry products have not returned to pre-recession levels. Although the fashion jewelry industry has traditionally been regarded as cyclical, the failure of fashion jewelry sales to rebound with the economy suggests that the current industry conditions reflect a fundamental adverse change in the industry rather than merely the trough in a cycle. Among the factors which have been identified as contributing to the recession in the fashion jewelry industry are (i) current fashion, which favors a minimum of jewelry and adornment; (ii) the general trend in the United States toward more casual attire in office and evening wear, with which attire no jewelry or a minimum of jewelry is worn; and (iii) the recessionary environment in the fine jewelry industry, which has resulted in fine jewelry manufacturers and distributors lowering prices and making available lower cost items, such as 10 karat gold jewelry, to increase market share at the expense of fashion jewelry distributors.

         The continuing recession in the fashion jewelry industry has resulted in a number of competitors ceasing operations (in what is commonly referred to as a "shake out" in the industry). Many of the remaining competitors have taken steps designed to strengthen their positions in the markets or, in certain instances, simply to enable them to survive. These steps include improving operating efficiencies in the manufacturing or sourcing of goods, reducing staff, pressuring suppliers to lower costs or identifying new suppliers willing to do so, and accepting lower profit margins or increasing the use of service programs under which goods unsold by the retailer are accepted for return (or, alternatively, increasing the guaranteed profit margins of the retailers). The implementation of these steps by various competitors has resulted in significantly heightened competition in the fashion jewelry industry.

         Competitive  pressure  has also  been  introduced  in the  industry  by national discount department store chains. Tactics employed by these increasingly powerful chains have included (i) direct sourcing of "knock-offs" of the most successful lines or items sold, (ii) pressuring distributors such as Lori's operating subsidiaries to accept returns of unsold goods, (iii) delaying or withholding payments on other orders, threatening to suspend future business or unilaterally terminating other orders, and (iv) selling competitors' jewelry lines side-by-side. As these national chains continue to capture market share and drive regional chains and independently-owned stores out of business, their buying departments will have an increasing ability to dictate pricing in the fashion jewelry industry.

         Due to the conditions noted above, in recent years, the Company has suffered significant operating losses. No assurances can be given that either the business and operations of Lori or the market conditions in the fashion jewelry industry generally will improve in the immediate future.

         Since December 31, 1993 and during 1994, Lori and its operating subsidiaries were not in compliance with certain provisions of their respective bank loan agreements. As discussed in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations," on August 18, 1994, as amended December 23, 1994, ARTRA, Lori's parent, Fill-Mor Holding, Inc. ("Fill-Mor"), Lori and Lori's operating subsidiaries entered into an agreement with Lori's bank lender to settle obligations due the bank under terms of the bank loan agreements of Lori and its operating subsidiaries and Fill-Mor. Under terms of the amended settlement agreement, as partial consideration, the bank lender received all of the assets of New Dimensions and New Dimensions terminated operations effective December 27, 1994. The operations of the Company's other subsidiaries, Lawrence and Rosecraft, are continuing as discussed below.


Operating Subsidiaries

         Each of the Lori operating subsidiaries is a distributor of fashion jewelry. The Lori operating subsidiaries contract with outside sources for the manufacture of the jewelry it sells. Management believes that the loss of any one of its suppliers would not have a material adverse effect on its business because an adequate number of other suppliers are available. This jewelry is manufactured from readily available materials, which include gold, brass, steel, copper, zinc, plastics, glass stones, lacquer and enamel. Management believes that there is currently an ample supply of the raw materials needed by its suppliers to manufacture its jewelry and that multiple sources of supply exist.


         Lawrence. Lawrence is engaged in the distribution and sale of a full line of popular-priced fashion costume jewelry and fashion accessories to mass merchandise retailers, department stores and specialty stores throughout the United States. Lawrence's sales are subject to seasonal fluctuations with peak selling seasons consisting of Spring (March/April), Back-to-School and Christmas (October/November). A majority of Lawrence's annual sales involve the sale of fashion costume jewelry. Lawrence markets over 3,500 different styles of costume jewelry items annually. Approximately 95% of Lawrence's products are marketed though its full service sales program, designed to provide customers with a continuous flow of merchandise. Services provided under this program include packaging, price pre-ticketing, stocking, merchandise display and inventory control.

         Lawrence has approximately 20 customers with approximately 2,500 retail outlets in the United States. Among them are department stores, mass merchandisers, chain stores, specialty stores, boutiques, children's stores and gift stores. Lawrence sells all of its products directly to its customers who, on a limited basis, may be offered extended payment terms beyond 30 days depending upon their trade practices and financial strength. Lawrence does not have sales contracts with its customers.

         Lawrence believes it is one of a number of significant costume jewelry companies. Some of these, however, are national suppliers which have greater financial resources than Lawrence. Lawrence competes largely through the ability of its full time staff of professional marketing and service representatives to meet customers' needs for continuity and timeliness of service and through the ability of its staff to identify fashion trends and develop appropriate products.

         Lawrence has recently expanded its business to include outside retail support services to non-jewelry companies. Lawrence views this relatively new market as a potentially significant source of additional revenue.


         Rosecraft. Rosecraft is a creator, designer, importer and distributor on a direct basis of popular-priced fashion costume jewelry and related accessories for children which is sold in junior specialty chains, department and specialty stores and mass merchandise retailers throughout the United
States. Rosecraft offers over 1,700 styles of earrings, necklaces, bracelets, hair and other fashion accessories. Many items are sold under the trademark "Rosecraft Kids", which is a recognized name in children's fashion jewelry and related accessories. Rosecraft employs designers to develop fashion costume jewelry and accessories to satisfy consumer demand and is responsible for creating items to provide new merchandise for Rosecraft's customers. Approximately 80% of Rosecraft's products are imported from the Far East with the remaining 20% of its products purchased from domestic manufacturers. Rosecraft believes that multiple sources of supply exist for its line of children's fashion costume jewelry and accessories.

         Rosecraft has approximately 275 active customers with approximately 4,000 retail outlets in the United States. Rosecraft sells all of its products directly to its customers who, on a limited basis, may be offered extended payment terms beyond 30 days depending upon their trade practices and financial strength.
Rosecraft does not have sales contracts with its customers.

         Rosecraft believes that it competes in a fragmented industry with many regional suppliers and a few national suppliers, some of whom have greater financial resources than Rosecraft. Rosecraft competes on the basis of design, price, quality, delivery time and customer service.

         In June, 1992, Rosecraft closed its Ladies line of fashion costume jewelry in order to concentrate on its higher margin Children's line of fashion costume jewelry and accessories. During the year ended December 31, 1992, the Ladies line accounted for approximately 16% of Rosecraft's sales. The closing of Rosecraft's Ladies line resulted in a charge to operations of $900,000. The restructuring charge included inventory liquidation costs, lease termination costs and employee severance costs.

         New Dimensions. As discussed above, under terms of the amended settlement agreement, Lori's bank lender received all of the assets of New Dimensions and New Dimensions terminated operations effective December 27, 1994. Previously, New Dimensions was principally engaged in the design, distribution and sale of popular-priced fashion costume jewelry and key chains to mass merchandise retailers throughout the United States. New Dimensions' operations were conducted principally through its service program in which New Dimensions provided product, packaging, price pre-ticketing, stocking, merchandise display and inventory control of the costume jewelry sold through its customers' retail outlets.


         Plan of Operations

         During the balance of 1995, management intends to consolidate the purchasing, warehousing and distribution functions of the two operating subsidiaries in order to reduce overhead costs as well as to standardize the inventory control, sales reporting and accounting functions of these subsidiaries. Lori will, however, preserve the distinct sales, account management and creative/design functions of the operating subsidiaries. No assurances can be given that the Company's objectives will be realized.


         Major Customers

         Two major customers, Target Stores and Wal-Mart, accounted for sales of approximately $12,700,000 and $11,300,000, respectively, in 1994. The Company believes it has developed a strong relationship with Target Stores and that its service program has historically generated significant profits for this customer. Nevertheless, there can be no assurance that Target Stores will continue its business relationships with the Company. Termination of this relationship would have a material adverse effect on the Company's sales and earnings if the Company was not able to replace sales to this customer on a timely basis. During the fourth quarter of 1994, New Dimensions lost its account with Wal-Mart, which accounted for the principal portion of the Company's sales to Wal-Mart (although Wal-Mart remains a Rosecraft customer). The loss of the Wal-Mart account contributed to management's decision to assign all of the assets of New Dimensions as consideration for the agreement with Lori's bank lender to settle obligations due the bank under terms of the bank loan agreements of Lori and its operating subsidiaries as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and
Note 4 to the Company's Consolidated Financial Statements. Accordingly, New Dimensions terminated operations effective December 27, 1994.

         Employees

         At December 31, 1994, the Company employed approximately 600 persons, including approximately 350 part-time service representatives engaged by the Lawrence subsidiary. The Company considers its relationships with its employees to be good.


         Environmental Concerns

         Unless otherwise stated, management is unable to assess whether Lori will be found liable in the matters described below or to predict the amount of liability, if any.

         Lori, formerly known as APECO Corporation (and prior thereto, as American Photocopy Equipment Company), operated in excess of 20 manufacturing facilities in the United States prior to its entry in the jewelry business in 1985. The former operations of the Company included the manufacture of photocopy machines, photographic chemicals, paper coatings, pleasure boats, recreational vehicles, modular and mobile homes, marine windshields and gasoline tanks. These operations were sold or discontinued in the late 1970s and early 1980s. In addition, Lori's Rosecraft subsidiary and its predecessors formerly used its facility to manufacture, assemble and finish jewelry.

         Certain of these facilities may have used and/or generated hazardous materials and may have disposed of the hazardous substances, directly or through third party waste disposal firms at various off-site waste disposal locations, in most cases before laws had been enacted governing the safe disposal of hazardous substances. The number of these off-site waste disposal locations that may have been used by third party waste disposal contractors is neither known nor reasonably determinable by the Company.

         Although the controlling stockholder and current management had no involvement in any manufacturing operations other than the jewelry operations, the Company could ultimately be held to be responsible for clean-up costs at all of these manufacturing sites or at off-site waste disposal locations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), or under other Federal or state environmental laws now or hereafter enacted. This responsibility would include activities which occurred prior to the Company's filing of a petition under Chapter 11 of the Bankruptcy Code in November 1977. Leading Federal courts have held that environmental liabilities under CERCLA are not discharged by a bankruptcy petition filed prior to the enactment of CERCLA in 1980, as in the Company's case, since no claims could have arisen prior to the filing of the petition. Although Lori has been notified by the Federal Environment Protection Agency that it is a potentially responsible party for the disposal of hazardous substances by its predecessor company at a site on Ninth Avenue in Gary, Indiana, it has no records indicating that it deposited hazardous substances at this site and intends to vigorously defend itself in this matter.

         Lori was unable to conduct a comprehensive audit of potential environmental liability at the facilities formerly owned or operated by Lori or its predecessors and their subsidiaries since it is no longer the owner or operator of most of the properties at which it or its predecessors or their affiliates conducted manufacturing operations and did not keep records of the companies with which it contracted for the disposal of wastes before such record-keeping became mandated by law. Although a comprehensive review of public records located at the state, local and Federal levels, of internal documents (if available) respecting off-site hazardous materials disposal and of available computer data bases could reveal additional potential liabilities to Lori for the costs of environmental clean-up, the cost of conducting such a review is prohibitively expensive.

         In addition, even if Lori is not found to be responsible for clean-up costs at any particular site, the costs of defending itself in any proceedings or inquiries instituted by the EPA, any state environmental agencies or private parties could itself be significant. As described under "Risk Factors - Need for Additional Funds," Lori has limited funds available to it, including for its legal defense. In certain cases, Lori may be unable to raise the funds needed to mount an adequate (or any) defense against the claims raised, even if it has legal grounds to do so. This problem may become acute if the cases against Lori proliferate due to the identification of additional off-site waste disposal locations at which third party waste disposal contractors disposed of hazardous substances generated by Lori and its predecessors, directly or through subsidiaries.

         Properties

         The following table sets forth a brief description of the properties of the Company and its subsidiaries. Lori and its subsidiaries believe that all of their facilities are adequate for their present and reasonably anticipated future business requirements.

    Location                       General Description                                          Ownership
    -----------------------        -------------------------------------------------------      ------------------------

        Eden Prairie, MN           Headquarters and distribution facility of approximately      Leased, expiring in 1995
                                   42,000 sq. ft.

        New York, NY               Showroom of approximately 4,300 sq. ft.                      Leased, expiring in 1996

        Woonsocket, RI             Distribution facility  of approximately 86,200 sq. ft.       Leased, expiring in 1996


                               LEGAL PROCEEDINGS

         In addition to the matters described below, reference is made to "Business and Properties - Environmental Concerns," under which pending and potential proceedings involving environmental matters are discussed. Unless otherwise stated, management is unable to assess whether Lori will be found liable in the cases discussed or to predict the amount of liability, if any.

         1. On February 5, 1993, Lori's New Dimensions subsidiary filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Case No. 93 B 40653). On April 9, 1993, New Dimensions' reorganization plan was confirmed by an order of the Bankruptcy Court. On May 3, 1993, the consummation date of the reorganization, New Dimensions emerged from Chapter 11 bankruptcy court protection. See Note 5 to the Company's Consolidated Financial Statements for a discussion of the terms of New Dimensions' plan of reorganization.

         2. As a result of the time required to complete the restructuring of New Dimensions and the financial significance to Lori of the restructuring, Lori did not timely file Form 10-K for the year ended December 31, 1992 and Form 10-Q for the quarter ended March 31, 1993 and has also been late in previous annual and quarterly filings with the Securities and Exchange Commission ("SEC"). As a result of discussions with the SEC, in June, 1993, Lori readily consented to a Final Judgment of Permanent Injunction to file with the SEC Form 10-K for the year ended December 31, 1992 and Form 10-Q for the quarter ended March 31, 1993 by late July and to meet future filing requirement deadlines.

                   MARKET PRICE OF THE COMPANY'S COMMON STOCK

         The Company's common stock, $.01 par value, is traded on the American Stock Exchange ("AMEX"). The Company currently does not meet certain of the requirements for maintaining its listing on the AMEX and the AMEX is reviewing the status of the Company's listing on the exchange.

         The high and low sales prices for Lori's common stock, as reported by the AMEX during the past two years, were as follows:

                                           1995                               1994                           1993
                                  -----------------------          -----------------------        ----------------------
                                   High            Low               High           Low             High           Low
                                  -------       ---------           -------       --------        --------       --------

          First quarter           3 - 7/8       1 - 15/16           6              5               2 - 1/8            3/4

          Second quarter                                            7 - 1/8        3 - 1/8         3              2

          Third quarter                                             8 - 1/8        5 - 1/4         5 - 3/4        2 - 3/8

          Fourth quarter                                            6 - 3/8        1 - 7/8         8 - 1/2        5 - 3/8


         No dividends were paid in 1994 or 1993, nor are any anticipated in 1995. In recent years the Company was prohibited from paying dividends to its stockholders pursuant to the terms of its bank loan agreement. In addition, the Company's operating subsidiaries were prohibited from or restricted in paying dividends or making distributions to Lori under their respective bank loan agreements (except for limited overhead allocations payable to the parent entity). Accordingly, even if Lori were permitted to pay dividends to its stockholders, the restrictions or limitations on its operating subsidiaries in upstreaming payments had prohibited the payment of dividends by Lori. Due to current working capital restraints, the payment of dividends to Lori's stockholders in the foreseeable future is considered unlikely. See Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the loan agreements of the Company and its operating subsidiaries.

         As of June 15, 1995, there were approximately 5,600 shareholders of record.

                    DESCRIPTION OF THE COMPANY'S SECURITIES

General

         The authorized capital stock of the Company consists of (i) 10,000,000 shares of common stock having a par value of $.01 per share, of which 3,315,004 shares have been issued and are outstanding as of the date hereof, and (ii) 1,000,000 shares of Preferred Stock, par value $1,000 per share, which may be issued in one or more series with such rights and preferences as determined by the Board of Directors, of which 9,701 shares of a series designated "Series C Preferred Stock" have been issued and are outstanding as of the date hereof. As of June 15, 1995, there were approximately 5,600 holders of record of the Company's common stock.

         As of June 15, 1995, ARTRA owned 9,701 shares (being all of the issued and outstanding shares) of Lori's Series C Preferred Stock. The Series C Preferred Stock has no voting rights for the election of Directors; however, the approval of 66-2/3% of the outstanding Series C Preferred Stock is required for significant corporate actions, including, in certain circumstances, business combinations and charter amendments affecting its preferences.

Common Stock

         The Company has not paid any cash dividends on its common stock in recent years and does not anticipate paying any such dividends in the foreseeable future. The Company is prohibited from paying dividends to its stockholders pursuant to the terms of the Schroder Loan. In addition, the Company's operating subsidiaries, New Dimensions, Lawrence and Rosecraft, are also prohibited under the terms of the Schroder Loan from paying cash dividends to the Company. Accordingly, even if Lori were permitted to pay dividends to its stockholders, the restrictions or limitations on these operating subsidiaries in upstreaming payments would make payment of dividends by Lori unlikely.

         Payment of dividends by Lori is further unlikely due to the significant cumulated dividends on Lori's Series C Preferred Stock which must be paid prior to the payment of dividends on the common stock. ARTRA, as the holder of all of Lori's common stock, is entitled to dividends or other distributions if, as and when declared out of funds legally available therefor after payment of any dividends required to be paid in respect of any preferred stock then outstanding. Upon liquidation, each share of common stock is entitled to share equally in any assets remaining after payment of liabilities and any liquidation preferences to the holders of any preferred stock then outstanding. Since Series C Preferred Stock is presently outstanding, no dividends may be declared and paid upon or accrued for the common stock unless and until ARTRA, as the holder of the Series C Preferred Stock, has received all accrued, unpaid dividends to which it is entitled, as described below under "Description of the Company's Securities - Series C Preferred Stock."

         As described under "Description of the Company's Securities - Blank Check Preferred Stock," pursuant to the Certificate of Incorporation of the Company, the Board of Directors may, without stockholder approval authorize the issuance of such other series of preferred stock with dividend rights and liquidation preferences prior and superior to those of the common stock. In the event the Board of Directors authorizes one or more additional series of preferred stock, the ability of the Company to pay dividends or other distributions to the holders of the common stock may be further limited and could have the effect of making the acquisition of the Company more difficult or unattractive or uneconomic for a potential hostile acquirer.

         The no par value common stock of the Company is not subject to any conversion or redemption provisions and the holders thereof are not provided any pre-emptive rights. All outstanding shares of the common stock of the Company are fully-paid and non-assessable.

         See also "Description of the Company's Securities - Series C Preferred Stock."

Series C Preferred Stock

         Following is a brief description of the rights and preferences of the Series C Preferred Stock. No shares of Series C Preferred Stock are being offered hereby, but the rights of the holders of common stock are affected by the rights and preferences of the Series C Preferred Stock.

         The holder of the Series C Preferred Stock is entitled to receive dividends at the per annum rate of 13% of the Liquidation Value thereof (as described below), and no distributions in liquidation of the assets of the Company may be paid in respect of the common stock unless and until the holder of the Series C Preferred Stock has received a distribution equal to the Liquidation Value. The Liquidation Value of the Series C Preferred Stock is presently $2,011.65 per share or $19,515,000 in the aggregate, being the sum of
(i) initial selling price thereof ($1,1288.94 per share or $12,504,000 in the aggregate) and (ii) the amount of unpaid, cumulated dividends thereon ($722.71 per share or $7,011,000 in the aggregate).

         The designation of rights and preferences of the Series C Preferred Stock provides that dividends on the Series C Preferred Stock shall cumulate quarterly until paid. Dividends on the Series C Preferred Stock were cumulated quarterly from the date of issuance until July 1, 1989. On July 1, 1989, a moratorium on the cumulation of dividends on the Series C Preferred Stock became effective. This moratorium has been extended indefinitely by agreement of ARTRA and Lori; however, no assurances can be given that the moratorium will not be lifted, in which event preferential dividends will again cumulate in respect of the Series C Preferred Stock. As noted above, through July 1, 1989, $7,011,000 of dividends had accumulated.

         No dividends or distributions upon liquidation may be paid to the holders of common stock if there is any deficiency in the payment of Series C Preferred Stock dividends and, in the case of distributions upon liquidation, of a liquidation preference equal to the Liquidation Value above described.

         The Series C Preferred Stock is subject to optional redemption at a redemption price equal to the Liquidation Value plus a premium. Lori does not at present have available funds to do so.

         The Series C Preferred Stock is not convertible into common stock and no pre-emptive rights have been granted with respect to the Series C Preferred Stock.

Stockholder Voting

         Each share of common stock has equal voting rights and each share shall be entitled to one vote in all matters in which stockholders shall be entitled to vote. The Certificate of Incorporation provides for cumulative voting in the election of directors. Therefore, every stockholder entitled to vote for directors shall have the right, in person or by proxy, to multiply the number of votes to which he or she may be entitled by the total number of directors to be elected in the same election, and he or she may cast the whole number of such votes for one candidate or may distribute them among any two or more candidates. Without cumulative voting, the holders of a majority of the shares present or represented at an annual meeting would be able to elect all the directors to be elected at that meeting, and no person could be elected without the support of a majority of the stockholders.

         Except for certain extraordinary matters, including those described below, the holders of Series C Preferred Stock do not have any voting rights. The designation of rights and preferences of the Series C Preferred Stock provides that the favorable vote of 66-2/3% of the outstanding shares of Series C Preferred Stock is required to approve any amendment to the Company's Certificate of Incorporation which adversely affects the rights and preferences of the Series C Preferred Stock. The designation of rights and preferences of the Series C Preferred Stock further provides that the holders of 66-2/3% of the Series C Preferred Stock must approve the Company's merger or consolidation with another corporation, its sale of all or substantially all of its assets or its liquidation, unless the Company is the surviving corporation in a merger or consolidation, the rights and preferences of the Series C Preferred Stock are not changed or the outstanding shares of Series C Preferred Stock are not exchanged for cash, property or securities. In addition, the designation of rights and preferences of the Series C Preferred Stock provides that, without the consent of the holders of 66-2/3% of the Series C Preferred Stock, the Company shall not (i) issue any equity security which is senior to or on parity with the Series C Preferred Stock or permit any subsidiary to issue any equity security, except, in either case, pursuant to stock option plans, (ii) pay any dividend on the common stock of the Company or of any subsidiary of the Company prior to the payment of all cumulated dividends on the Series C Preferred Stock, or (iii) purchase, redeem or acquire any common stock.

         Certain provisions of the Delaware General Corporation Law are designed to deter hostile takeovers. If the directors of a target company oppose a takeover but an interest in the target company is nonetheless acquired by an "interested stockholder" (defined below) or any affiliates or associates thereof, the target company is not permitted to enter into a "business combination" (defined below) with any interested stockholder for a three year period unless the transaction is approved by the board of directors and 66-2/3% of the stockholders who are not interested stockholders. These restrictions do not apply if the board of the target company approves a person's becoming an interested stockholder and in certain cases in which the board approves a takeover by another person and the interested stockholder competitively bids for shares of the target company. A "business combination" includes a merger, the sale of assets, transactions which increase the interested stockholder's percentage ownership interest of the company's stock and, with certain exceptions, transactions in which the interested stockholder receives a financial benefit by or through the company. Subject to certain exceptions, an "interested stockholder" is the beneficial owner of 15% or more of the target company's voting stock.



"Blank Check" Preferred Stock

         The Certificate of Incorporation of the Company authorizes its Board of Directors to establish series or classes of preferred stock and fix the rights, preferences, privileges and restrictions thereof. The Board is authorized to issue up to 1,000,000 shares of preferred stock, of which 7,459 shares of Series C Preferred Stock have been issued and are outstanding as of the date hereof.

         Delaware law provides that if any proposed amendment to the certificate of incorporation of a corporation adversely affects the preferences, limitations or special rights of any class of shares, then the holders of shares of such class are entitled to vote as a class as to such amendment. However, since the holders of common stock approved an amendment to the certificate of incorporation of the Company which permits the Board of Directors to authorize the issuance of new series of preferred stock with such rights (including voting rights) and preferences as fixed by the Board of Directors, the holders of common stock will not have the right to vote, whether as class or otherwise, to authorize the issuance of new series of preferred stock with preferences as to dividends and distributions on liquidation.

         By authorizing and issuing preferred stock with particular rights, Lori might be able to deter a hostile acquisition. For example, Lori could issue shares of preferred stock with extraordinary voting rights or liquidation preferences to make it more difficult for a hostile acquirer to gain control of Lori. In addition to the anti-takeover effect of the issuance of preferred stock, holders of preferred stock have a preferred position over holders of common stock on liquidation, the right to a fixed or minimum dividend before any dividend is paid (or accrued) on common stock, and the right to approve certain extraordinary corporate matters.


                                   MANAGEMENT

Information Regarding Directors

         John Harvey, age 63. Chief Executive Officer from December 1990 to April 1993, Chairman of the Board since 1985 and a Director since 1982. Chairman of the Executive Committee. Chairman of the Board and Chief Executive Officer of ARTRA GROUP Incorporated ("ARTRA") (fashion jewelry, flexible packaging and investments), the owner of 61.0% of Lori's common stock, since 1968; a Director of Plastic Specialties and Technologies, Inc. ("PST") (textiles, hose and tubing); and a Director of Ozite Corporation, the parent of PST ("Ozite") (textiles, hose and tubing).

         Peter R. Harvey, age 60. Director since 1982. Chairman of Committee on Compensation and Options and member of the Executive Committee. President, Chief Operating Officer and a Director of ARTRA since 1968; a Director and Chief Operating Officer of SoftNet Systems, Inc. ("Softnet"), formerly The Vader Group Inc. (image processing and health care cost containment); Vice President and Director of PST; and a Director of Ozite.

         Austin A. Iodice, age 53. Director of Lori since December 1990, Vice Chairman of Lori since October 1992, and President and Chief Executive Officer of Lori since April 1993. Chairman of the Board and Chief Executive Officer of Lori's New Dimensions subsidiary, from November 1992 to January 1993 and since May 1993. President, Chairman of the Board and a Director of Lori's Rosecraft subsidiary since February 1993. Chief Executive Officer, Chairman of the Board and a Director of Lori's Lawrence subsidiary since January 1993. President of Ansa Company, Inc. (baby bottles and accessories) from May 1990 to present. Associated with Technical Tape Incorporated (pressure sensitive tape) from 1964 to February 1989 in various capacities, including as a director and most recently as president and chief executive officer from 1980 until February 1989. Mr. Iodice served as the Chairman and Chief Executive Officer of New Dimensions until shortly before it filed a voluntary petition under Chapter 11 of the Bankruptcy Code in February 1993. New Dimensions was reorganized and emerged from the protection of the Bankruptcy Code in May 1993, at which time Mr. Iodice was reappointed to these offices.

         Alexander Verde, age 62. Director since December 19, 1990. President of AVS Marketing Specialists Incorporated (sales and marketing) from 1974 to present.

         Each director shall hold office until the next annual meeting of the stockholders or until their successors have been duly elected and qualified.

         Messrs. John Harvey and Peter R. Harvey are brothers. ARTRA is the parent of Lori. New Dimensions, Lawrence and Rosecraft are subsidiaries of Lori. PST, Softnet and Ozite are affiliates of Lori.


Information Regarding Executive Officers

         James D. Doering, age 58. Vice President and Chief Financial Officer of Lori since February 1988. Mr. Doering has also served as the Vice President, since 1980, Treasurer, since 1987, Chief Financial Officer, since 1988, and Controller, from 1980 to 1987, of ARTRA.

         Lawrence D. Levin, age 43. Controller of Lori since December 1989 and Assistant Chief Financial Officer of Lori since April 1993. Mr. Levin has also served as the Controller, since May 1987, and Assistant Controller, from January 1980 to May 1987, of ARTRA.

         Richard Mandra, age 46. Assistant Controller of Lori since April 1993. Vice President and Treasurer of Lori from January 1985 to April 1993.

         Edwin Rymek, age 65, Secretary of Lori since December 1982. Mr. Rymek is also the Secretary of ARTRA.

         See "Management - Information Regarding Directors" for a description of the positions held by John Harvey and Austin A. Iodice, each of whom serves as an executive officer of Lori.

         Officers are appointed by the boards of directors of Lori and its subsidiaries and serve at the pleasure of each respective board. Except for the relationship of Peter R. Harvey (a director) and John Harvey (a director and executive officer), who are brothers, there are no family relationships among the executive officers and/or directors, nor are there any arrangements or understandings between any officer and another person pursuant to which he was appointed to office except as may be hereinafter described. See, in particular, paragraph 1 under "Transactions with Management and Others."

                             EXECUTIVE COMPENSATION

         Directors' Compensation Directors' fees of $1,000 per quarter were earned in 1994 by each non-employee director of Lori. The Chairman, John Harvey, earned a fee of $2,000 per month in 1994. Such fees were accrued but not paid in 1994.

Executive Officer Compensation

         The following table shows all compensation paid by Lori and its subsidiaries for the fiscal years ended December 31, 1994, 1993 and 1992, to the chief executive officer of Lori. No other executive officers of Lori received compensation in excess of $100,000 in 1994.


                           SUMMARY COMPENSATION TABLE

                                                                      Long Term
                                             Annual Compensation     Compensation
                                             -------------------     ------------
                                                                      Options -
          Name and                            Salary                  Number of       All Other
    Principal Positions         Year           Paid        Bonus       Shares       Compensation
    -------------------         ----           ----        -----       ------       ------------

Austin A. Iodice,  Vice         1994          $260,000     $-0-           -0-           $-0-
Chairman, Chief Executive       1993           260,000      -0-       370,419(2)         -0-
Officer and President(1)        1992           125,000      -0-           -0-            -0-

- ----------------------------------

         (1) As of December 31, 1992, Mr. Iodice did not hold the title of chief executive officer of Lori but acted in such capacity. In November and December 1992, Mr. Iodice was engaged as a management consultant to New Dimensions by New Dimension's bank lender. The consulting fees earned by Mr. Iodice (for which the bank lender was reimbursed by Lori in 1993), $125,000, are included in the salary column for Mr. Iodice for 1992.

         (2) See note 4 under "Principal Stockholders - Securities Ownership of Management" and paragraph 1 under "Transactions with Management and Others" for a description of the option granted to Mr. Iodice.

         The following table sets forth information concerning the aggregate number and values of options held by Austin A. Iodice, the Chief Executive Officer of the Company, as of December 31, 1994. Mr. Iodice exercised no options in 1994.


                AGGREGATED OPTION VALUES AS OF DECEMBER 31, 1994

                                                         Number of Unexercised    Value of Unexercised
                                                         Options at 12-31-94     In-the-Money Options at
                         Shares Acquired      Value          Exercisable/         12-31-94 Exercisable/
      Name                 on Exercise       Realized      Unexercisable(1)          Unexercisable(2)
- ----------------         ---------------     --------    ---------------------   -----------------------

Austin A. Iodice                0              $ 0             370,419/ 0               $648,233/ $0

- ----------------------------------

         (1) See the notes under "Principal Stockholders - Securities Ownership of Management" for a description of the terms of the option granted to Mr. Iodice, as well as other options granted to other executive officers of the Company.

         (2) The listed option was issued at per share exercise price of $1.125 per share. The market price of the Company's common stock as of the close of trading on December 31, 1994 on the American Stock Exchange was $2.875. The value shown in this column for in-the-money options is the amount by which the market price at December 31, 1994 for all of the shares issuable upon Mr. Iodice's exercise of his option exceeded the exercise price thereof.

Compensation Committee Interlocks and Insider Participation

         Authority to determine the compensation of executive officers is conferred upon the Company's Board of Directors or, in the case of officers paid by New Dimensions, Rosecraft or Lawrence, by the respective boards of these subsidiaries. However, except as described below in the case of Austin Iodice, none of these boards considered the compensation of its officers in 1994. The decisions concerning the 1994 compensation of all of the executive officers of Lori, except for Mr. Iodice, were made by Mr. Iodice. Mr. Iodice's compensation was fixed by the terms of an employment agreement approved by the Board of Directors of Lori. John Harvey, Austin Iodice and Peter Harvey are currently executive officers and members of the Board of Directors of Lori. Although Lori has a Committee on Compensation and Options, this committee did not meet in 1994.


                             PRINCIPAL STOCKHOLDERS

Securities Ownership of Certain Beneficial Owners

         The following table sets forth the number of shares and percentage of Common Stock beneficially owned as of June 15, 1995 by the only stockholder known by management of Lori to own 5% or more of Lori's $.01 par value Common Stock as of June 15, 1995. As of such date, there were 3,315,004 shares of common stock issued and outstanding.


 Name and Address of                 Number of Shares      Percentage of Shares
 Beneficial Owner (1)              Beneficially Owned       Beneficially Owned
 --------------------              ------------------       ------------------

ARTRA GROUP Incorporated                2,101,036                 61.0%
500 Central Avenue
Northfield, Illinois 60093
- -----------------------

         (1) See also note 3 to the table under "Principal Stockholders - Securities Ownership of Management." As described therein, if the Lori shares owned by ARTRA are deemed to be beneficially owned by John Harvey and Peter R. Harvey, each of them would also be deemed to own 5% or more of Lori's common stock. Each such person maintains a business address at 500 Central Avenue, Northfield, Illinois 60093.

         ARTRA, through a wholly-owned subsidiary, Fill-Mor Holding, Inc. ("Fill-Mor"), a Delaware corporation (hereinafter all holdings of Fill-Mor are referred to as ARTRA's), presently owns 2,101,036 shares of record (61.0% of the outstanding common stock of Lori) and 9,701 shares of Lori's Series C Preferred Stock, as described below, (which constitutes 100% of the outstanding preferred). In September 1989, Lori's New Dimensions subsidiary entered into a loan agreement with IBJ Schroder Bank and Trust Company which was collateralized by, inter alia, ARTRA's interest in all of Lori's common and preferred stock. ARTRA also owned 50,000 Common Stock Purchase Warrants (22.0% of the 227,370 then outstanding Common Stock Purchase Warrants) which were convertible into Lori common stock at the rate of 0.375 shares of Lori common stock for each warrant. In September 1990, ARTRA converted such warrants and received 18,750 shares of Lori common stock therefor.

         As of June 15, 1995, ARTRA owned 9,701 shares (being all of the issued and outstanding shares) of Lori's Series C Preferred Stock. The Lori Series C Preferred Stock has no voting rights for the election of Directors; however, the approval of 66-2/3% of the outstanding Series C Preferred Stock is required for significant corporate actions, including, in certain circumstances, business combinations and charter amendments affecting its preferences.

         The Series C Preferred Stock calls for payment of dividends at a rate of 13% per annum, which dividends cumulate quarterly until paid. A moratorium on the accrual of dividends on the Series C Preferred Stock became effective July 1, 1989 and has been extended indefinitely by agreement of ARTRA and Lori. As of June 15, 1995, $7,011,000 of dividends had accumulated. The Series C Preferred Stock may be redeemed by Lori at various prices based upon a formula plus cumulative dividends and a redemption premium that increases each year, until 1995. The Company may not issue any additional stock (preferred or common) without the consent of the holder of the Series C Preferred Stock.

Securities Ownership of Management

         The following table sets forth the number and percentage of Lori's $.01 par value Common Stock known by management of the Company to be beneficially owned as of June 15, 1995 by (i) all directors of Lori, (ii) Austin A. Iodice, the only executive officer included in the Summary Compensation Table, and (iii) all directors, executive officers and other key employees of Lori as a group ( 8 persons). Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated.


             Name of                   Number of Shares    Percentage of Shares
        Beneficial Owner              Beneficially Owned    Beneficially Owned


John Harvey(1)(3)                             69,000               2.0%
Peter R. Harvey(2)(3)                         40,500               1.2%
Austin A. Iodice(4)                          370,419               9.7%
Alex Verde(5)                                165,000               4.8%
Directors and officers as a group (8         813,318              19.8%
persons)(6)(3)
- ----------------------------------

         (1) The shares beneficially owned by John Harvey consist of 69,000 shares issuable upon the exercise of an option held directly by him (granted under the Company's Long-Term Stock Investment Plan (the "Option Plan") which expires March 15, 2003 at an exercise price of $1.125 per share.

         (2) The shares beneficially owned by Peter Harvey consist of (i) indirect ownership of 500 shares owned by a retirement trust under which he has voting power, and (ii) 40,000 shares issuable upon the exercise of an option held directly by him (granted under the Option Plan) which expires March 15, 2003 at an exercise price of $1.125 per share.

         (3) John Harvey and Peter R. Harvey, each of whom serves as a director of Lori, control the management and operations of Lori through their control of ARTRA, which owns 61.0% of Lori's common stock. Insofar as they are deemed beneficial owners of the Lori shares owned of record by ARTRA, John Harvey owns 2,170,036 shares (61.8%), Peter R. Harvey owns 2,141,536 shares (61.5%) and all of the Company's directors and executive officers as a group own 2,913,654 shares (70.9%). See "Securities Ownership of Certain Beneficial Owners," above.

         (4) The shares beneficially owned by Mr. Iodice consist of 370,419 shares issuable upon the exercise of an option held by Nitsua, Ltd., a corporation wholly-owned by Mr. Iodice (granted under the Option Plan), which expires March 15, 2003 at an exercise price of $1.125 per share. See paragraph 1 under "Transactions with Management and Others."

         (5) The shares beneficially owned by Mr. Verde consist of 150,00 shares owned directly by Mr. Verde and 15,000 shares issuable upon the exercise of an option held directly by him (granted under the Option Plan) which expires March 15, 2003 at an exercise price of $1.125 per share.

         (6) The shares beneficially owned by these persons include 662,419 shares in the aggregate issuable upon the exercise of options granted under the Option Plan held by such officers and directors as a group (including those shares issuable pursuant to options described in notes 1, 2, 4 and 5 above), which options expire March 15, 2003, at an exercise price of $1.125 per share.


                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

         1. On August 5, 1982, ARTRA acquired 36.6% of the issued and outstanding common shares of Lori plus preferred shares for $2,250,000 (the "Investment"). The Investment was carried at cost plus equity in undistributed earnings (loss) since the date of acquisition, less the amortization over a 25-year period of the excess of cost over the equity in Lori's net assets at the date of acquisition.

         On February 8, 1985, Lori acquired in an arms-length transaction negotiated by management of ARTRA, through a wholly-owned subsidiary, all of the issued and outstanding shares of New Dimensions, a creator and distributor of fashion jewelry, for consideration of $28,500,000 including cash of $21,850,000, a $3,000,000 9% promissory note due February 8, 1990 (which was prepaid), an earnout equal to 20% of New Dimension's pre-tax earnings during the calendar years 1985 through 1989 and 200,000 shares of Common Stock delivered from its treasury with an agreed fair market value of $20.00 per share or $4,000,000. The delivery of ARTRA's shares to the former stockholders of New Dimensions was approved by ARTRA's stockholders at their July 18, 1985 annual meeting.

         In exchange for the 200,000 shares of its Common Stock, ARTRA received 534,878 shares of Lori's common stock (thereby increasing its ownership of Lori from 36.6% to 55.9%) and 10,000 shares of Lori's Series B Preferred Stock convertible into additional Lori common shares. In exchange for the cancellation of advances by ARTRA to Lori, amounting to $6,457,000 as of January 31, 1985, and an additional cash advance by ARTRA to Lori of $7,300,000, which latter sum was used by Lori to acquire New Dimensions, ARTRA received 10,000 shares of Lori Series A Preferred Stock.

         On August 13, 1985, Lori stockholders approved a 1-for-30 reverse split of all authorized, issued, outstanding and reserved shares of common stock, increased the number of resulting authorized shares of Lori common stock from 1,833,333 to 6 million and approved a 1-for-10 reverse split of all issued, outstanding and reserved shares of its preferred stock. ARTRA then converted its shares of Lori Series B Preferred Stock into 1,099,108 shares of Lori common stock, thereby increasing its ownership interest in Lori to 72.8%.

         In December 1985 ARTRA purchased 50,000 Lori common stock purchase warrants (14.4% of the 347,600 outstanding common stock purchase warrants) for $391,000. The warrants were issued in conjunction with a 1985 New Dimensions bond offering. The warrants, as adjusted, provided for the purchase of 75,000 Lori shares at $12.00 per share and were convertible into Lori common stock at the rate of 0.375 shares of Lori common stock for each warrant. In September 1990 ARTRA converted such warrants and received 18,750 shares of Lori common stock therefor. Although the conversion of these warrants increased the number of shares of Lori common stock owned by ARTRA, the conversion of warrants by others at the same time resulted in a decrease of ARTRA's ownership of Lori common stock from 68% to 66.7%. As of June 15, 1995, ARTRA's ownership of Lori common stock was 61.0%.

         ARTRA and a wholly-owned subsidiary of ARTRA held notes from Lori at February 1, 1993 in the amount of $15,990,000 which were due April 1, 1994. Due to the limited ability of Lori to receive funds from its operating subsidiaries, effective July 1, 1989 ARTRA placed an indefinite moratorium on the accrual of interest on its Lori note and declaration of dividends on its Lori preferred stock. In February 1993, ARTRA and this wholly-owned subsidiary transferred these notes to Lori's capital account.

         During the three months ended March 31, 1995, ARTRA made net advances of $93,000 to Lori. During 1994, ARTRA made net advances to Lori of $2,531,000. The advances consisted of a $1,850,000 short-term note with interest at 10%, the proceeds of which were used to fund the $1,900,000 cash payment to the bank in conjunction with the amended settlement agreement with Lori's bank lender (described in paragraph 4 of "Transactions with Management and Others"), and certain non-interest bearing advances used to fund Lori working capital requirements. Effective December 29, 1994, ARTRA exchanged $2,242,000 of its notes and advances for additional Lori Series C preferred stock. Additionally, the settlement agreement entered into with Lori's bank lender required ARTRA to contribute cash of $1,500,000 and ARTRA common stock with a fair market value of $2,500,000 to Lori's capital account in August 1994.

         ARTRA provides certain financial, accounting and administrative services for the Company's corporate entity. Additionally, the Company's corporate entity leases its administrative office space from ARTRA. During 1994, 1993 and 1992 fees for these services amounted to $151,000, $115,000 and $307,000, respectively. Prior to February, 1993, these fees were added to the Company's note to ARTRA. During 1993 and 1992 the Company made net payments (borrowings) on the ARTRA note of $35,000 and $(44,000), respectively. In February, 1993, ARTRA contributed its notes to Lori's capital. Subsequent to February 1993, the Company made net payments to ARTRA of $139,000 and $115,000 in 1994 and 1993, respectively, for administrative services.

         2. In April 1993, Lori entered into a management agreement with Nitsua, Ltd. ("Nitsua"), a corporation wholly-owned by Austin A. Iodice, a director and nominee for director, the Vice Chairman of the Board, the President and the Chief Executive Officer of Lori. This management agreement was approved and accepted by Lori's New Dimensions, Rosecraft and Lawrence subsidiaries (the "Jewelry Subsidiaries"). Pursuant to the terms of this agreement, Iodice (or another designated individual agent approved by Lori and the Jewelry Subsidiaries) shall have all of the duties and responsibilities of the chief executive officer of Lori and the Jewelry Subsidiaries (subject to the supervision of the boards of directors of Lori and the Jewelry Subsidiaries). The agreement terminates on March 31, 1996, subject to earlier termination by Lori for "cause." "Cause" includes the disability of Mr. Iodice (or other designated agent), breach of the agreement by Mr. Iodice (or other designated agent), fraud, dishonesty, commission of a felony or the like, or the other failure of Mr. Iodice (or other designated agent) to reasonably perform its duties under the agreement.

         As compensation for its services under the agreement, Nitsua is entitled to receive (i) a management fee of $260,000 per annum, (ii)
reimbursement of all documented expenses reasonably incurred by Nitsua in connection with the performance of its duties, (iii) options to purchase 370,419 shares of Lori common stock at an exercise price of $1.125 per share or stock appreciation rights, exercisable for a period of ten (10) years, subject to certain conditions described below, and (iv) an annual bonus in an amount equal to two percent of the pre-tax income of Lori, before amortization of goodwill, certain New Dimensions bankruptcy costs and credits (including any gains realized by the settlement of claims or forgiveness of debt or liabilities of New Dimensions pursuant to New Dimensions' bankruptcy proceedings or otherwise), and certain bank fees in connection with the financing of Lawrence.

         The agreement to grant to Nitsua fully vested options (under the Option
Plan) to acquire 370,419 shares of Lori's common stock is subject to the following conditions: If, in the opinion of Lori's tax advisors, the exercise of these options would more likely than not cause Lori to be unable to utilize a substantial amount of its net operating loss carryforwards ("NOL's") for Federal income tax purposes, then the options cannot be exercised to the extent the exercise would result in Lori being unable to utilize its NOL's. In the event any of these options cannot be exercised, the number of shares prohibited from being exercised will convert into stock appreciation rights and provide a cash payment equal to the gain in market price from the date of grant to the date of exercise on such prohibited shares. The Option Plan was approved by Lori's stockholders at the December 16, 1993 annual meeting.

         3. On October 1, 1993, Austin A. Iodice, a director and nominee for director, the Vice Chairman of the Board, the President and the Chief Executive Officer, made a short term loan to BCA Holdings Inc. and A G Holding Corp., subsidiaries of Lori's parent, ARTRA, in the principal amount of $150,000 bearing interest at the rate of 15% per annum. This loan was repaid in January 1994. As consideration for making this loan, Mr. Iodice received Warrants to purchase 15,000 shares of ARTRA's common stock at an exercise price of $5.375 per share, which Warrants expire October 1, 1998.

         4. As described in Note 4 to the Consolidated Financial Statements for the year ended December 31, 1994, the Company, its operating subsidiaries, ARTRA and Fill-Mor Holding Inc., a wholly-owned subsidiary of ARTRA ("Fill-Mor"), entered into a settlement agreement with its bank lender, IBJ Schroder Bank & Trust Company ("Schroder") on August 18, 1994, as amended December 23, 1994, to discharge the indebtedness of the Company, its operating subsidiaries and Fill-Mor aggregating approximately $25,000,000. Upon payment of certain sums and satisfaction of certain conditions, this indebtedness was reduced to $10,500,000 (of which $7,855,000 was attributable to the obligations of the Company and its subsidiaries and $2,645,000 was attributable to the obligations of Fill-Mor). Under the terms of the amended settlement agreement with Schroder, this remaining indebtedness was to be discharged upon payment to Schroder of $750,000 by March 31, 1995 and upon ARTRA's registration of certain shares of its common stock.

         The Company did not have sufficient funds available to repay this indebtedness. Accordingly, on March 31, 1995, Alex Verde, a director of the Company, entered into an assignment agreement with Schroder to purchase this indebtedness for $750,000, and advanced an additional $100,000 to the Company. In this connection , Mr. Verde and the Company also entered into an agreement whereby he reduced this indebtedness to $850,000. As consideration for assisting in the Company's debt restructuring, Lori issued Mr. Verde 150,000 shares of its common stock. Under the terms of this agreement, the Company is required to repay the $850,000 balance, together with interest accruing thereon from and after March 31, 1995, at the prime rate plus 1% per annum, by June 30, 1995.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information, as of June 15, 1995, when 3,415,004 shares of Common Stock were issued and outstanding regarding the shares of Common Stock held by the persons ("Selling Stockholders") offering shares pursuant to this Prospectus. Included in certain of the shares owned and offered by Selling Stockholders are shares issuable upon the exercise of warrants, as described in the notes to the table.

         In cases where the Selling Stockholder serves or has served within the past three years as an officer, director or employee of the Company or any of its subsidiaries, this relationship is noted. In most instances shares of Common Stock issuable upon the exercise of options or warrants are being registered. In certain instances, shares of Common Stock of Selling Stockholders being registered were acquired as additional consideration for extending short-term loans to the Company. Because the Selling Stockholders may offer all or some part of the Common Stock that they hold pursuant to the offering contemplated by this Prospectus, and because this offering is not being underwritten (on a firm commitment or any other basis), no estimate can be given as to the amount of Common Stock that will be held by Selling Stockholders upon termination of this offering.


                                       Before the Offering                               After the Offering (10)
                                   ------------------------------                    -------------------------------
                                     Number of       Percent of                        Number of        Percent of
                                       Shares       Total Shares        Shares           Shares         Total Shares
   Name of Beneficial Owner         Beneficially   Outstanding (9)  Offered Hereby    Beneficially    Outstanding (9)
                                       Owned                                             Owned
 ----------------------------       ------------   ---------------   -------------   --------------   ---------------

 Argosy Securities Group,                 25,000                 *          25,000                0                 0
 Ltd. (1)
 Boeckman Investments                      5,882                 *           5,882                0                 0
 John P. Conroy (2)                       30,000                 *          30,000                0                 0
 Robert Cutler (3)                        10,000                 *          10,000                0                 0
 Dobbins Partners, L.P.                    5,882                 *           5,882                0                 0
 James D. Doering (2)                     63,000               1.8          63,000                0                 0
 Anthony Giglio (2)                      185,209               5.1         185,209                0                 0
 Matthew A. Gohd                           5,882                 *           5,882                0                 0
 Robert S. Gruber (2)                     20,000                 *          20,000                0                 0
 John G. Hamm (2)                         25,000                 *          25,000                0                 0
 John Harvey (2)                          69,000               2.0          69,000                0                 0
 Peter R. Harvey (2)                      40,500               1.2          40,000              500                 *
 Austin A. Iodice (4)                    370,419               9.7         370,419                0                 0
 Lawrence D. Levin (2)                    45,000               1.3          45,000                0                 0
 Ross Llewelyn, Inc. (5)                   5,532                 *           5,532                0                 0
 Richard E. Mandra (6)                    35,066               1.0          35,066                0                 0
 Manufacturers Indemnity and              11,765                 *          11,765                0                 0
 Insurance Co.
 Deb Oetjeas (3)                           5,000                 *           5,000                0                 0
 Sue Pimental (3)                          3,000                 *           3,000                0                 0
 Edwin G. Rymek (7)                       25,133                 *          25,133                0                 0
 Alex Verde (8)                          165,000                 *         165,000                0                 0
                                       ---------              ----       ---------              ---               ---
 Total                                 1,151,270              26.2       1,150,770              500                 *
                                       =========              ====       =========              ===               ===

- ----------------------------------
*  Less than 1%.

         (1) The shares offered by Argosy Securities Group, Ltd. are (i) 16,250 shares issuable to it upon his exercise of a warrant at an exercise price of $4.00 per share, which option expires 90 days after the date hereof, and (ii) 8,750 shares owned of record by it.

         (2) The shares offered hereby are issuable to the beneficial owner upon his exercise of an option (granted under the Option Plan) to purchase the number of shares shown in the "Shares Offered Hereby" column, which option expires March 15, 2003 at an exercise price of $1.125 per share.

         (3) The shares offered hereby are issuable to the beneficial owner upon the exercise of an option (granted under the Option Plan) to purchase the number of shares shown in the "Shares Offered Hereby" column, which option expires August 25, 2003 at an exercise price of $3.125 per share.

         (4) The shares offered by Mr. Iodice hereby are 370,419 shares issuable to the Nitsua, Ltd., a corporation wholly-owned by Mr. Iodice, upon its exercise of an option (granted under the Option Plan) at an exercise price of $1.125 per share, which option expires March 15, 2003.

         (5) The shares offered hereby are owned of record by Ross Llewelyn, Inc.

         (6) The shares offered by Mr. Mandra hereby are (i) 35,000 shares issuable to the him upon his exercise of an option (granted under the Option
Plan) at an exercise price of $1.125 per share, which option expires March 15, 2003, and (ii) 66 shares owned of record by him.

         (7) The shares offered by Mr. Rymek hereby are (i) 25,000 shares issuable to the him upon his exercise of an option (granted under the Option
Plan) at an exercise price of $1.125 per share, which option expires March 15, 2003, and (ii) 133 shares owned of record by his individual retirement account.

         (8) The shares offered by Mr. Verdi hereby are (i) 15,000 shares issuable to the him upon his exercise of an option (granted under the Option
Plan) at an exercise price of $1.125 per share, which option expires March 15, 2003, and (ii) 150,000 shares owned of record by him.

         (9) The ownership percentages are calculated based on the assumption that all shares issuable to selling stockholders upon the exercise of options or warrants have been issued.

         (10) The number and percentage owned following the offering is based on the assumption that all shares offered hereby will be sold.

                              PLAN OF DISTRIBUTION

         The manner in which the Common Stock covered by this Prospectus are to be distributed is set forth on the cover page hereof. Any sales effected through securities brokers or dealers will be on an "agency" basis, unless as a result of a privately negotiated transaction a broker or dealer enters into an agreement with a Selling Stockholder to purchase shares for its own account. At the date of this Prospectus, none of the Selling Stockholders contemplate entering into such a contractual relationship with a broker or dealer, although one or more of them may decide to do so in the future.

         To comply with certain states' securities laws, if applicable, the Common Stock will be sold in such states only through brokers or dealers. In addition, in certain states the Common Stock may not be sold unless they have been registered or qualify for sale in such states or an exemption from registration or qualification is available and is complied with. From time to time, to the extent required by the rules of the Securities and Exchange Commission, the Company will distribute Prospectus Supplements.

         The Selling Stockholders and any broker-dealers who participate in a sale of their shares of Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them, and proceeds of any such sales as principal, may be deemed to be underwriting discounts and commissions under the Securities Act.

         All expenses of the registration of Common Stock offered hereby, estimated to be approximately $211,370, will be borne by the Company. As and when the Company is required to update this Prospectus, it may incur additional expenses inexcess of this estimated amount. Normal commission expenses and brokerage fees, as well as any applicable transfer taxes, are payable individually by the Selling Stockholders.

         Since the Selling Stockholders will be subject to the anti-manipulation rules promulgated under the Exchange Act, including Rule 10b-2, 10b-6 and 10b-7, in connection with transactions in the Common Stock during the effectiveness of the Registration Statement of which this Prospectus is a part, the Company advised the Selling Stockholders to consult competent securities counsel prior to initiating any such transaction. The Company will notify each Selling Stockholder of the Commission's rules and, as a condition to agreeing the register the shares of a Selling Stockholder, will require that such Selling Stockholder agree to comply with such rules.

         The Company will not receive any proceeds from the sale of the Common Shares offered hereby by the Selling Stockholders. However, insofar as the holders of options or warrants to purchase shares of the Common Stock are expected to exercise their warrants or options in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise prices of any warrants or options so exercised. The Company cannot predict when or if it will receive proceeds from the exercise of warrants or options, or the amount of any such proceeds. The Company intends to use the proceeds, if any, received from the exercise of warrants or options to retire or reduce indebtedness, to pay certain expenses of the offering and for other working capital purposes. The offering is being conducted to satisfy certain contractual obligations to holders of options, as well as to provide a vehicle for certain of its officers, directors and advisors to exercise their options to purchase the Company's stock (at exercise prices which are currently lower than the market price of the Company's stock) and sell the stock acquired upon such exercise. See "Selling Stockholders."

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Delaware law permits a corporation to indemnify its directors, officers, employees and agents, including in connection with a proceeding that is settled. Under Delaware law, a director may be indemnified only if a determination is made that the director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that a director cannot be indemnified in respect of any matter in which he is adjudged to be liable to the corporation unless the court determines that the director is fairly and reasonably entitled to indemnification in light of the circumstances of the case. Under Delaware law, the determination is to be made (i) by majority vote of a quorum of directors who are not parties to the action, (ii) if a quorum in not obtainable or if otherwise directed by the disinterested directors, by legal counsel or (iii) by the stockholders. Officers, employees and agents are entitled to be indemnified on the same basis as directors under Delaware law.

         The indemnity provisions in the Bylaws of the Company provide that (i) the Company is required to indemnify its directors, officers and employees to the full extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its directors, officers and employees as incurred, including expenses relating to obtaining a determination that such directors, officers and employees are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) directors, officers and employees may bring suit against the Company if a claim for indemnification is not timely paid; (iv) the Company is authorized to enter into indemnification agreements with its officers and directors; and (v) the Company may not retroactively amend the Bylaw provision in a way which is adverse to its officers or directors or former officers or directors. Amounts paid to directors, officers and employees, under the Indemnity Provision will come from Company funds to the extent not provided by directors' and officers' liability insurance coverages. The indemnity provisions in the Bylaws of the Company are expressly stated to be contractual in nature.

         The Bylaws of the Company provide for a different procedure for determining entitlement to indemnification than is provided under the Delaware General Corporation Law. Under the Bylaws, the determination is to be made by
(i) a majority of the disinterested directors, (ii) by independent legal counsel, if a change in control of the Company has occurred and the director, officer or employee seeking indemnity so requests or if a majority of disinterested directors so directs (or there are no disinterested directors), or
(iii) by the stockholders, if a majority of the disinterested directors determines to submit the matter to the stockholders. In addition, a director, officer or employee will be deemed to be entitled to indemnification if the persons charged with responsibility for making the determination fail to do so within 90 days of a request, and a director, officer or employee may appeal an adverse determination to a court or arbitrator. Subject to certain exceptions, a director, officer or employee is also entitled to indemnification, notwithstanding an adverse determination, if successful on the merits in any proceeding or if the proceeding is terminated without a determination of liability or without any payments in settlement being made by the director, officer or employee.

         The Company has no present intention of entering into separate indemnification agreements with its current directors, officers, or employees but may do so in the future. It may also enter into contracts with anyone else it is permitted to indemnify under Delaware law, but has no present intention of doing so.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                    EXPERTS

         The consolidated balance sheets of The Lori Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1994 included in this Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph indicating substantial doubt about the Company's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                               TABLE OF CONTENTS


                  Heading                            Page

Additional Information

Prospectus Summary

Risk Factors

Capitalization

Management's Discussion and Analysis of

Financial Condition and Results of

Operations

Business and Properties

Legal Proceedings

Market Price of the Company's Common Stock

Description of the Company's Securities                  The Lori Corporation

                                                              PROSPECTUS
Management                                                  June ____, 1995

Executive Compensation

Principal Stockholders

Transactions with Management and Others

Selling Stockholders

Plan of Distribution

Indemnification of Officers

and Directors

Experts

Index to Financial Statements

                         INDEX TO FINANCIAL STATEMENTS


THE LORI CORPORATION AND SUBSIDIARIES


Condensed Consolidated Balance Sheet as of March 31, 1995 (Unaudited)

Condensed Consolidated Statements of Operations for the three Months ended March 31, 1995 and March 31, 1994 (Unaudited)

Condensed Consolidated Statement of Changes in Shareholders'
     Equity (Deficit) for the three Months ended March 31, 1995 (Unaudited)

Condensed Consolidated Statements of Cash Flows for the three Months ended March 31, 1995 and March 31, 1994 (Unaudited)

Notes to Condensed Consolidated Financial Statements (Unaudited)



Report of Independent Accountants

Consolidated Balance Sheets as December 31, 1994 and 1993

Consolidated Statements of Operations
     for the years ended December 31, 1994, 1993 and 1992

Consolidated Statements of Changes in Shareholders' Equity (Deficit) for the years ended December 31, 1994, 1993 and 1992

Consolidated Statements of Cash Flows
     for the years ended December 31, 1994, 1993 and 1992

Notes to Consolidated Financial Statements

Schedules:

     I.   Condensed Financial Information of Registrant

     II.  Valuation and Qualifying Accounts


Schedules other than those listed are omitted as they are not applicable or required or equivalent information has been included in the financial statements or notes thereto.

                     THE LORI CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1995
                            (Unaudited in thousands)

                              ASSETS
   Current assets:
      Cash and equivalents ..................................................   $    147
      Receivables, less allowance for  doubtful accounts
         and markdowns of $984 .............................................       1,216
      Inventories ...........................................................      1,935
      Other .................................................................        186
                                                                                --------
                  Total current assets ......................................      3,484
                                                                                --------

   Property, plant and equipment ............................................      1,584
   Less accumulated depreciation and amortization ...........................      1,151
                                                                                --------
                                                                                     433
                                                                                --------
   Other assets:
      Excess of cost over net assets acquired,
         net of accumulated amortization of $3,520 ..........................     13,035
      Other .................................................................        869
                                                                                --------
                                                                                  13,904
                                                                                --------
                                                                                $ 17,821
                                                                                ========

                               LIABILITIES
   Current liabilities:
      Note payable to a related party ....................................      $    850
      Accounts payable ...................................................         2,568
      Accrued expenses ...................................................           997
      Due to ARTRA .......................................................           382
                                                                                --------
                  Total current liabilities ..............................         4,797
                                                                                --------

      Other noncurrent liabilities ..........................................      1,002
                                                                                --------
   Commitments and contingencies


                     SHAREHOLDERS' EQUITY (DEFICIT)
   Preferred stock, $.01 par value, authorized 1,000 shares,
      all series; Series C, issued 10 shares, including accrued dividends 19,515
   Common stock, $.01 par value; authorized 10,000 shares;
      issued 3,415 shares ................................................            33
   Less restricted common stock (100 shares) .............................          (700)
   Additional paid-in capital ............................................        65,728
   Accumulated deficit ...................................................       (72,554)
                                                                                --------
                                                                                  12,022
                                                                                --------
                                                                                $ 17,821
                                                                                ========

The accompanying notes are an integral part of the condensed consolidated financial statements.

                     THE LORI CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)


                                                        Three Months Ended March 31,
                                                        ---------------------------
                                                              1995        1994
                                                           --------    --------
   Net sales ...........................................   $  4,944    $  9,269
                                                           --------    --------
   Costs and expenses:
      Cost of goods sold ...............................      2,863       5,097
      Selling, general and administrative ..............      2,129       4,581
      Depreciation and amortization ....................        138         364
                                                           --------    --------
                                                              5,130      10,042
                                                           --------    --------

   Operating loss ......................................       (186)       (773)
                                                           --------    --------

   Other income (expense):
      Interest expense .................................        (62)       (491)
      Other income, net ................................                      9
                                                           --------    --------
                                                                (62)       (482)
                                                           --------    --------

   Loss before income taxes and extraordinary credit ...       (248)     (1,255)
   Provision for income taxes ..........................         (2)         (5)
                                                           --------    --------
   Loss before extraordinary credit ....................       (250)     (1,260)
   Extraordinary credit, net discharge of indebtedness .      6,657
                                                           --------    --------
   Net earnings (loss) .................................   $  6,407    ($ 1,260)
                                                           ========    ========

   Earnings (loss) per share:
      Loss before extraordinary credit .................   $  (0.07)   ($  0.40)
      Extraordinary credit .............................       1.79
                                                           --------    --------
                  Net earnings (loss) ..................   $   1.72    ($  0.40)
                                                           ========    ========

   Weighted average number of shares of common stock and
      common stock equivalents outstanding .............      3,731       3,163
                                                           ========    ========


The accompanying notes are an integral part of the condensed consolidated financial statements.

                     THE LORI CORPORATION AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                  (Unaudited in thousands, except share data)



                                                                       Restricted                                      Total
                                 Preferred Stock   Common Stock      Common  Stock     Additional                 Shareholders'
                                 ---------------  ----------------  ----------------    Paid-in      Accumulated    Equity
                                 Shares  Dollars   Shares  Dollars  Shares   Dollars    Capital       (Deficit)    (Deficit)
                                 ------  -------  -------- -------  ------   -------    -------       --------      -------

   Balance at December 31, 1994   9,701 $ 19,515  3,265,019   $ 32   100,000   ($700)   $ 65,392     ($ 78,961)    $  5,278
      Net earnings ............                                                                          6,407        6,407
      Common stock issued as
        consideration for debt
        restructuring .........                     150,000      1                           336                        337
   Fractional shares purchased                          (24)
                                 ------  -------  ---------    ---   -------    ----     -------      --------      -------
   Balance at March 31, 1995 ..   9,701 $ 19,515  3,414,995   $ 33   100,000   ($700)   $ 65,728     ($ 72,554)      12,022
                                 ======  =======  =========    ===   =======    ====     =======      ========      =======


The accompanying notes are an integral part of the condensed consolidated financial statements.

                     THE LORI CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited in thousands)



                                  Three Months
                                Ended March 31,
                                                           -----------------
                                                            1995       1994
                                                           ------     ------

   Net cash flows used by operating activities ......      $ (920)    $ (211)
                                                           ------     ------

   Cash flows from investing activities:
      Payment of liabilites with restricted cash ....         550
      Additions to property, plant and equipment ....         (21)       (18)
      Retail fixtures ...............................        (338)       (97)
                                                           ------     ------
   Net cash flows from (used by) investing activities         191       (115)
                                                           ------     ------

   Cash flows from financing activities:
      Net increase (decrease) in short-term debt ....         850        (36)
      Proceeds from long-term borrowings ............                  1,150
      Reduction of long-term debt ...................        (750)      (375)
      Other .........................................          (7)         2
                                                           ------     ------
   Net cash flows from financing activities .........          93        741
                                                           ------     ------

   Increase (decrease) in cash and cash equivalents .        (636)       415
   Cash and equivalents, beginning of period ........         783        540
                                                           ------     ------
   Cash and equivalents, end of period ..............      $  147     $  955
                                                           ======     ======


   Supplemental cash flow information: Cash paid during the period for:
         Interest ...................................       $  36    $   108
         Income taxes paid, net .....................           3         20

   Supplemental schedule of noncash investing and financing activities:
         Common stock issued as consideration
           for debt restructuring ...................         337




The accompanying notes are an integral part of the condensed consolidated financial statements.

                     THE LORI CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.       BASIS OF PRESENTATION

ARTRA GROUP INCORPORATED ("ARTRA"), a public company whose shares are traded on the New York Stock Exchange, owns, through its wholly-owned subsidiary Fill-Mor Holding, Inc. ("Fill-Mor"), approximately 63.4% of the common stock and all of the outstanding preferred stock of The Lori Corporation ("Lori" or the "Company"). Lori is operating in one industry segment (popular-priced fashion costume jewelry and accessories) through its two wholly-owned subsidiaries Lawrence Jewelry Corporation ("Lawrence") and Rosecraft, Inc. ("Rosecraft").

The Company's condensed consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In the opinion of the Company, the accompanying condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position as of March 31, 1995, and the results of operations and changes in cash flows for the three month periods ended March 31, 1995 and March 31, 1994. The Company has incurred losses from continuing operations in recent years, has a deficiency of working capital of $1,113,000 at March 31, 1995 and no financing in place for the coming year. No assurances can be given that either the business and operations of Lori or the market conditions in the fashion jewelry industry generally will improve in the immediate future. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Lori anticipates that the successful completion of the restructuring of its debt (see Note 2), plus additional working capital borrowings either from ARTRA or external sources will permit it to fund its capital requirements in 1995. In addition, Lori continues to restructure its operations and is attempting to increase sales such that operating results will improve. If Lori is unable to obtain working capital borrowings to fund its operations in 1995 and improve the results of operations, it may be forced to liquidate its assets or file for protection under the Bankruptcy Code.

Lori's business plan for 1995 is based on the continued dependence upon certain major customers.

These condensed consolidated financial statements are presented in accordance with the requirements of Form 10-Q and consequently do not include all the disclosures required in the Company's annual report on Form 10-K. Accordingly, the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission, should be read in conjunction with the accompanying consolidated financial statements. The condensed consolidated balance sheet as of December 31, 1994 was derived from the audited consolidated financial statements in the Company's annual report on Form 10-K.

Reported interim results of operations are based in part on estimates which may be subject to year-end adjustments. In addition, these quarterly results of operations are not necessarily indicative of those expected for the year.


2.       DEBT RESTRUCTURING

Effective August 18, 1994, as amended December 23, 1994, ARTRA, Fill-Mor, Lori and Lori's operating subsidiaries, (including New Dimensions Accessories, Ltd., "New Dimensions", which ceased operations effective December 27, 1994) entered into an agreement with Lori's bank lender to settle obligations due the bank under terms of the bank loan agreements of Lori and its operating subsidiaries and Fill-Mor.

Per terms of the Amended Settlement Agreement, borrowings due the bank under the loan agreements of Lori and its operating subsidiaries and Fill-Mor (approximately $25,000,000 as of December 23, 1994), plus amounts due the bank for accrued interest and fees were reduced to $10,500,000 (of which $7,855,000 pertained to Lori's obligation to the bank and $2,645,000 pertained to Fill-Mor's obligation to the bank). Upon the satisfaction of certain conditions of the Amended Settlement Agreement in 1995, as discussed below, the balance of this indebtedness was discharged.

                     THE LORI CORPORATION AND SUBSIDIARIES

In conjunction with the Amended Settlement Agreement, ARTRA entered into a $1,850,000 short-term loan agreement with a non-affiliated corporation, the proceeds of which were used to fund amounts due the bank as discussed below. The loan, due June 30, 1995, with interest payable monthly at 10%, is collateralized by 100,000 shares of Lori common stock. These 100,000 Lori common shares, originally issued to the bank under terms of the August 18, 1994 Settlement Agreement, are carried in the Company's condensed consolidated balance sheet as restricted common stock. Upon payment of the loan, these shares will revert to treasury stock.

In exchange for the reduction of amounts due the bank, and as additional consideration for the $1,850,000 short-term loan agreement from the non-affiliated corporation, Lori and Lori's operating subsidiaries, ARTRA and Fill-Mor agreed to pay the following consideration:

             A) A cash payment to the bank of $1,900,000, which was made in December, 1994.

             B) 400,000 shares of ARTRA common stock. These 400,000 ARTRA common shares were originally issued to the bank under terms of the August 18, 1994 Settlement Agreement. The bank retained 100,000 shares and the non-affiliated corporation received 300,000 shares as additional consideration for its short-term loan.

             C) Assignment to the bank of all of the assets of Lori's New Dimensions subsidiary.

             D)    A $750,000 note payable to the bank due March 31, 1995.


The Settlement Agreement required ARTRA to advance $400,000 to Lori which, along with $150,000 of the ARTRA $1,850,000 short-term loan agreement noted above, was deposited in trust at December, 1994. This deposit was used to fund the installment payment due December 31, 1994 for unsecured claims arising from the May 3, 1993 reorganization of New Dimensions. The installment payment was made in January, 1995.

The August 18, 1994 settlement agreement required ARTRA to contribute cash of $1,500,000 to Lori for working capital. ARTRA's cash contribution was funded by private placements of ARTRA common stock. An officer/director of Lori participated in the private placement of ARTRA common stock purchasing $150,000 of ARTRA common stock (37,500 shares), subject to the same terms and conditions as the other outside investors.

                     THE LORI CORPORATION AND SUBSIDIARIES

Lori recognized an extraordinary gain of $8,965,000 ($2.81 per share) in December 1994 as a result of the reduction of amounts due the bank under the loan agreements of Lori and its operating subsidiaries and Fill-Mor to $10,500,000 (of which $7,855,000 pertained to Lori's obligation to the bank and $2,645,000 pertained to Fill-Mor's obligation to the bank) as of December 23, 1994 calculated (in thousands) as follows:


   Amounts due the bank under loan agreements
      of Lori and its operating subsidiaries .........     $ 22,749
   Less amounts due the bank at December 29, 1994 ....       (7,855)
                                                            -------
   Bank debt discharged ..............................       14,894
   Accrued interest and fees discharged ..............        3,635
   Other liabilities discharged ......................        1,985
   Less consideration to the bank per terms of the
       amended settlement agreement
            Cash .....................................       (1,900)
            ARTRA common stock .......................       (2,500)
            New Dimensions assets assigned to the bank       (7,149)
                                                            -------
            Net extraordinary gain ...................     $  8,965
                                                            =======


Lori also recorded a charge against operations in December 1994 to write-off New Dimensions' goodwill, which had a book value of $10,800,000.

On March 31, 1995 the $750,000 note due the bank was paid and the remaining indebtedness of Lori and Fill-Mor was discharged, resulting in an additional extraordinary gain to Lori of $6,657,000 ($1.79 per share) in the first quarter of 1995. The $750,000 note payment was funded with the proceeds of a $850,000 short-term loan from a director of Lori. The loan provides for interest at the prime rate plus 1%. As consideration for assisting in the debt restructuring, the director received 150,000 Lori common shares valued at $337,500 ($2.25 per share) based upon Lori's closing market value on March 30, 1995. The first quarter 1995 extraordinary gain was calculated (in thousands) as follows:


   Amounts due the bank under loan agreements
      of Lori and its operating subsidiaries ............     $ 7,855
   Less amounts due the bank   applicable to Lori .......        (561)
                                                               ------
   Bank debt discharged .................................       7,294
   Less fair market value of Lori common stock
       issued as consideration for the debt restructuring        (337)
   Other fees and expenses ..............................        (300)
                                                               ------
            Net extraordinary gain ......................     $ 6,657
                                                               ======

                     THE LORI CORPORATION AND SUBSIDIARIES

3.       INVENTORIES

Inventories at March 31, 1995 (in thousands) consist of:


   Raw materials and supplies ......    $   95

   Work in process .................        26

   Finished goods ..................     1,814
                                        ------
                                        $1,935
                                        ======


4.       NOTES PAYABLE AND LONG-TERM OBLIGATION

As discussed in Note 2, effective August 18, 1994, as amended effective December 23, 1994, ARTRA, Fill-Mor, Lori and Lori's operating subsidiaries entered into an agreement with Lori's bank lender to settle obligations due the bank under terms of the bank loan agreements of Lori and its operating subsidiaries and Fill-Mor. Per terms of the Amended Settlement Agreement, borrowings due the bank under the loan agreements of Lori and its operating subsidiaries and Lori's parent, Fill-Mor, plus amounts due the bank for accrued interest and fees were reduced to $10,500,000 as of December 23, 1994 (of which $7,855,000 pertained to Lori's obligation to the bank and $2,645,000 pertained to Fill-Mor's obligation to the bank). As partial consideration for the Amended Settlement Agreement the bank received a $750,000 Lori note payable due March 31, 1995.

On March 31, 1995 the $750,000 note due the bank was paid and the remaining indebtedness of Lori and Fill-Mor was discharged, resulting in an additional extraordinary gain to Lori of $6,657,000 in 1995 (See Note 2). The $750,000 note payment was funded with the proceeds of a $850,000 short-term loan from a director of Lori. The loan provides for interest at the prime rate plus 1%. As consideration for assisting with the debt restructuring, the director received 150,000 Lori common shares valued at $337,500 ($2.25 per share) based upon Lori's closing market value on March 30, 1995.

At March 31, 1995 other noncurrent liabilities of $1,002,000 consisted of amounts due December 31, 1996 and 1997 representing unsecured claims arising from the May 3, 1993 reorganization of New Dimensions.


5.       PREFERRED STOCK

The Series C cumulative preferred stock, owned in its entirety by ARTRA, accrues dividends at the rate of 13% per annum on its liquidation value. Accumulated dividends were $7,011,000 at March 31, 1995 and December 31, 1994. Due to the limited ability of the Company to receive funds from its operating subsidiaries in recent years under terms of their former bank loan agreements, effective July 1, 1989, ARTRA placed a moratorium on the accrual of interest and the declaration and accrual of dividends on its Lori preferred stock. The moratorium has been extended indefinitely.

The Series C preferred stock is redeemable at Lori's option at prices based upon the principal amount paid plus accumulated dividends and a redemption premium that increased each year until 1995.

                     THE LORI CORPORATION AND SUBSIDIARIES

6.       EARNINGS PER SHARE

Earnings (loss) per share is computed by dividing net earnings (loss) by the weighted average number of shares of common stock and common stock equivalents (stock options and warrants), unless anti-dilutive, outstanding during each period. Fully diluted earnings per share are not presented since the result is equivalent to primary earnings per share.


7.       INCOME TAXES

The 1995 extraordinary credit represents a net gain from discharge of bank indebtedness. No income tax expense is reflected in the Company's financial statements resulting from the extraordinary credit due to the utilization of tax loss carryforwards. No income tax benefit was recognized in connection with the Company's 1994 pre-tax loss due to the Company's tax loss carryforwards.


8.       LITIGATION

Lori has been notified by the Federal Environmental Protection Agency that it is a potentially responsible party for the disposal of hazardous substances by its predecessor company at a site on Ninth Avenue in Gary, Indiana. Lori has no records indicating that it deposited hazardous substances at this site and intends to vigorously defend itself in this matter.

Lori and its subsidiaries are parties in various other business related litigation which, in the opinion of management, will not have a material adverse effect on the Company's financial position and results of operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors
The Lori Corporation


We have audited the consolidated financial statements and the financial statement schedules of The Lori Corporation and Subsidiaries as listed in the index on page F-1 of this Form S-1. These financial statements and financial statement schedules are the responsibility of The Lori Corporation's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Lori Corporation and Subsidiaries as of December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a deficiency of working capital and does not have financing facilities in place for the coming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's' plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





COOPERS & LYBRAND L.L.P.


Chicago, Illinois
April 12, 1995

                              THE LORI CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)



                                                                                                      December 31,      December 31,
                                                                                                            1994               1993
                                                                                                          -------            -------

ASSETS
Current assets:
   Cash and equivalents ......................................................................            $   783            $   540
   Restricted cash and equivalents ...........................................................                550

   Receivables, less allowance for doubtful accounts
      and markdowns of $1,338 in 1994 and $2,931 in 1993 .....................................                814              4,097
   Inventories ...............................................................................              2,105              5,938
   Other .....................................................................................                260                461
                                                                                                          -------            -------
                                                                                                            4,512             11,036
                                                                                                          -------            -------


Property, plant and equipment:
   Land ......................................................................................                                   350
   Buildings and improvements ................................................................                187              3,365
   Machinery and equipment ...................................................................              1,376              4,754
                                                                                                          -------            -------
                                                                                                            1,563              8,469
Less accumulated depreciation and amortization ...............................................              1,119              5,077
                                                                                                          -------            -------
                                                                                                              444              3,392
                                                                                                          -------            -------


Other assets:
   Excess of cost over net assets acquired, net of
      accumulated amortization of $3,415 in 1994 and $17,790 in 1993 .........................             13,140             24,957
   Other .....................................................................................                608                789
                                                                                                          -------            -------
                                                                                                           13,748             25,746
                                                                                                          -------            -------
                                                                                                          $18,704            $40,174
                                                                                                          =======            =======


The accompanying notes are an integral part of the consolidated financial statements.

                              THE LORI CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)



                                                                                                      December 31,      December 31,
                                                                                                            1994               1993
                                                                                                          -------            -------

LIABILITIES
Current liabilities:
   Current maturities of long-term debt ........................................................         $    750          $  2,833
   Long-term debt reclassified as current ......................................................                             19,119
   Notes payable ...............................................................................                                138
   Accounts payable ............................................................................            3,414             3,334
   Accrued expenses ............................................................................              905             3,337
   Due to ARTRA ................................................................................              289
                                                                                                          -------           -------
                                                                                                            5,358            28,761
                                                                                                          -------           -------

Debt subsequently discharged ...................................................................            7,105
                                                                                                          -------


Other noncurrent liabilities ...................................................................              963             2,853
                                                                                                          -------           -------

Commitments and contingencies


SHAREHOLDERS' EQUITY (DEFICIT)

Preferred stock,  $.01 value;  authorized  1,000 shares,  all series;  Series C, issued 10 shares in 1994 and 7 shares in 1993,
   including accrued dividends .................................................................           19,515            17,273
Common stock, $.01 par value; authorzed 10,000 shares;
   issued 3,265 shares in 1994 and 3,163 shares in 1993 ........................................               32                31
Less restricted common stock (100 shares), at cost .............................................             (700)
Additional paid-in capital .....................................................................           65,392            60,680
Accumulated deficit ............................................................................          (78,961)          (69,424)
                                                                                                          -------           -------
                                                                                                            5,278             8,560
                                                                                                          -------           -------
                                                                                                          $18,704           $40,174
                                                                                                          =======           =======


The accompanying notes are an integral part of the consolidated financial statements.

                              THE LORI CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              for the years ended December 31, 1994, 1993 and 1992
                     (In thousands, except per share data)


                                                                                         1994              1993              1992
                                                                                       --------          --------          --------

Net sales ....................................................................        $  34,431         $  46,054         $  75,484

Costs and expenses:
   Cost of goods sold, exclusive of depreciation and amortization ............           21,087            24,795            54,334
   Selling, general and administrative .......................................           17,281            18,811            38,051
   Depreciation and amortization .............................................            1,456             1,521             2,102
   Impairment of  goodwill ...................................................           10,800                               8,664
   Restructuring costs .......................................................                                                1,575
                                                                                       --------          --------          --------
                                                                                         50,624            45,127           104,726
                                                                                       --------          --------          --------
Operating earnings (loss) ....................................................          (16,193)              927           (29,242)
                                                                                       --------          --------          --------
Other income (expense):
   Interest expense ..........................................................           (2,302)           (1,936)           (4,590)
   Other income, net .........................................................                3               137              (101)
   Reorganization and debt renegotiation costs ...............................                               (767)             (700)
                                                                                       --------          --------          --------
                                                                                         (2,299)           (2,566)           (5,391)
                                                                                       --------          --------          --------
Loss before income taxes and extraordinary credits ...........................          (18,492)           (1,639)          (34,633)
(Provision) credit for income taxes ..........................................              (10)              (33)               14
                                                                                       --------          --------          --------
Loss before extraordinary credits ............................................          (18,502)           (1,672)          (34,619)
Extraordinary credits, net discharge of indebtedness .........................            8,965            22,057
                                                                                       --------          --------          --------
Net earnings (loss) ..........................................................        $  (9,537)        $  20,385         $ (34,619)
                                                                                       ========          ========          ========

Earnings (loss) per share:
   Loss before extraordinary credits .........................................        $   (5.80)        $    (.45)        $  (10.99)
   Extraordinary credits .....................................................             2.81              6.03
                                                                                          -----             -----             -----
               Net earnings (loss) ...........................................        $   (2.99)        $    5.58         $  (10.99)
                                                                                          =====             =====             =====

Weighted average number of shares of common stock and
   common stock equivalents outstanding ......................................            3,195             3,656             3,149
                                                                                         ======            ======            ======



The accompanying notes are an integral part of the consolidated financial statements.

                              THE LORI CORPORATION
      CONSOLIDATED STATEMENTS OF CHANGES IN  SHAREHOLDERS'  EQUITY (DEFICIT) for
              the years ended December 31, 1994, 1993 and 1992
                  (In thousands of dollars, except share data)


                                                                                                                           Total
                                                                             Restricted        Additional             Shareholders'
                                 Preferred   Stock          Common Stock       Common Stock     Paid-in  Accumulated      Equity
                                  Shares    Dollars       Shares   Dollars    Shares   Dollars   Capital   (Deficit)     (Deficit)
                                 --------   -------     ---------  -------   -------   ------   -------    -------       -------

Balance at December 31, 1991 .     7,459  $   17,273    3,148,632  $    31                      $ 44,630   ($55,190)      $ 6,744
 Net loss ....................                                                                              (34,619)      (34,619)
 Fractional shares purchased .                               (106)                                    (4)                      (4)
                                 -------     -------     --------  -------                       -------    -------       -------
Balance at December 31, 1992 .     7,459      17,273    3,148,526       31                        44,626    (89,809)      (27,879)
 Net earnings .................                                                                              20,385        20,385
 Transfer of notes payable
   to ARTRA to Lori's
   capital account ...........                                                                     15,990                  15,990
 Exercise of stock
   options and warrants ......                              9,250                                      38                      38
  to pay liabilities .........                              5,532                                      32                      32
 Fractional shares purchased .                               (536)                                     (6)                     (6)
                                   -----    --------    ---------      -----  -------     -----   --------  --------      -------
Balance at December 31, 1993 .     7,459      17,273   3 ,162,772        31                        60,680    (69,424)       8,560
 Net loss ....................                                                                                (9,537)      (9,537)
 ARTRA capital contributions .                                                                      4,000                   4,000
 Lori preferred stock issued in
   exchange for ARTRA
   notes and advances ........     2,242       2,242                                                                        2,242
 Common stock issued
    under terms of
   debt settlement agreement .                            100,000          1                          699                     700
 Restricted common stock .....                                                100,000     ($700)                             (700)
 Exercise of stock
    options and warrants .....                              2,500                                      13                      13
 Fractional shares purchased .                               (253)
                                   -----    --------    ---------      -----  -------     -----   --------  --------      -------
 Balance at December 31, 1994 .    9,701  $   19,515    3,265,019      $  32  100,000     ($700)  $ 65,392  ($78,961)     $ 5,278
                                   =====    ========    =========      =====  =======     =====   ========  ========      =======



The accompanying notes are an integral part of the consolidated financial statements.

                              THE LORI CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1994, 1993 and 1992
                                 (In thousands)



                                                                                                1994           1993          1992
                                                                                              -------        -------       -------

Cash flows from operating activities:
   Net earnings (loss) ................................................................      $ (9,537)      $ 20,385       $(34,619)
      Adjustments to reconcile net earnings (loss)
         to cash flows from operating activities:
         Extraordinary gain from net discharge of indebtedness ........................        (8,965)       (22,057)
         Depreciation of property, plant and equipment ................................           438            503            972
         Amortization of excess of cost over net assets acquired ......................         1,018          1,018          1,130
         Impairment of goodwill .......................................................        10,800                         8,664
         Amortization of other assets .................................................           648            217            881
         Loss on sale of property, plant and equipment ................................                                         365
         Inventory valuation reserve ..................................................                                       4,900
      Changes in assets and liabilities:
        (Increase) decrease in receivables ............................................         2,117         (1,503)         4,644
        Decrease in inventories .......................................................         1,098          1,453          2,052
        Decrease in other current and noncurrent assets ...............................           153            574            871
        Increase (decrease) in payables and accrued expenses ..........................          (513)          (616)         2,071
        Decrease in other current and noncurrent liabilities ..........................          (468)          (521)           (38)
                                                                                               ------         ------          -----
Net cash flows used by operating activities ...........................................        (3,211)          (547)        (8,107)
                                                                                               ------         ------          -----
Cash flows from investing activities:
   Additions to property, plant and equipment .........................................           (32)          (108)          (619)
   Retail fixtures ....................................................................          (665)          (951)

   Restricted cash ....................................................................          (550)
                                                                                               ------         ------          -----
Net cash flows used by investing activities ...........................................        (1,247)        (1,059)          (619)
                                                                                               ------         ------          -----
Cash flows from financing activities:
   Net increase (decrease) in short-term debt .........................................          (138)           (12)         9,300
   Proceeds from long-term borrowings .................................................         1,241          4,863          1,318
   Reduction of long-term debt ........................................................          (444)        (3,587)        (1,303)
   ARTRA capital contribution .........................................................         1,500
   Notes and advances due to ARTRA ....................................................         2,531
   Other ..............................................................................            11             49             (4)
                                                                                               ------         ------          -----
Net cash flows from financing activities ..............................................         4,701          1,313          9,311
                                                                                               ------         ------          -----

Increase (decrease) in cash and cash equivalents ......................................           243           (293)           585
Cash and equivalents, beginning of year ...............................................           540            833            248
                                                                                               ------         ------          -----
Cash and equivalents, end of year .....................................................      $    783       $    540       $    833
                                                                                               ======         ======          =====

Supplemental cash flow information: Cash paid during the year for:
       Interest .......................................................................      $    435       $  1,421       $  1,704
       Income taxes paid, net .........................................................            24             12             21
Supplemental schedule of noncash investing and financing activities:
    ARTRA common stock issued to Lori's bank lender
       under terms of the debt settlement agreement ...................................         2,500
    Transfer New Dimensions assets, net of cash of $674,
       to Lori's bank lender under terms of the debt settlement agreement .............         6,475
    Lori preferred stock issued in exchange for ARTRA notes and advances ..............         2,242
    Notes payable to ARTRA transferred to Lori's capital account ......................                       15,990
    Debt refinanced ...................................................................                        6,105
    Reclassification of liabilities subject to compromise .............................                                      41,500


The accompanying notes are an integral part of the consolidated financial statements.

                     THE LORI CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.   BASIS OF PRESENTATION

ARTRA GROUP Incorporated ("ARTRA"), a public company whose shares are traded on the New York Stock Exchange, owns, through a wholly-owned subsidiary, approximately 66.4% of The Lori Corporation's ("Lori" or the "Company") outstanding common stock and all of Lori's outstanding preferred stock. At December 31, 1994, ARTRA's interest in Lori common stock and Lori preferred stock was pledged as collateral for a bank loan to a wholly-owned ARTRA subsidiary that is the parent of Lori.

     The accompanying consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred losses from continuing operations of $18,502,000 in 1994, $1,672,000 in 1993 and $34,619,000 in 1992, respectively. The Company has a deficiency of working capital of $846,000 at December 31, 1994 and no financing in place for the coming year. No assurances can be given that either the business and operations of Lori or the market conditions in the fashion jewelry industry generally will improve in the immediate future. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Lori anticipates that the successful completion of the restructuring of its debt (see Note 4), plus additional working capital borrowings either from ARTRA or external sources will permit it to fund its capital requirements in 1995. In addition, the Company continues to restructure its operations and is attempting to increase sales such that operating results will improve. If Lori is unable to obtain working capital borrowings to fund its operations in 1995 and improve the results of operations, it may be forced to liquidate its assets or file for protection under the Bankruptcy Code.

Lori's 1995 business plan is based on the continued dependence upon certain major customers.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


A.   Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. Intercompany accounts and transactions are eliminated.


B.   Cash Equivalents

Short-term investments with an initial maturity of less than ninety days are considered cash equivalents.

As required under terms of it debt settlement agreement (see Note 4), at December 31, 1994, Lori maintained a deposit in trust of $550,000 to fund the installment payment due December 31, 1994 for unsecured claims arising from the May 3, 1993 reorganization of New Dimensions. The installment payment was made in January, 1995.

                     THE LORI CORPORATION AND SUBSIDIARIES

C.   Inventories

Inventories are stated at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method.


D.   Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred and expenditures for major renovations are capitalized. Depreciation is computed on the basis of estimated useful lives principally by the straight line method for financial statement purposes and principally by accelerated methods for tax purposes. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the period covered by the lease.

The costs of property retired or otherwise disposed of are applied against the related accumulated depreciation to the extent thereof, and any profit or loss on the disposition is recognized in earnings.


E.   Intangible Assets and Other Assets

The net assets of a purchased business are recorded at their fair value at the date of acquisition. The excess of purchase price over the fair value of net assets acquired (goodwill) is reflected as intangible assets and amortized on a straight-line basis principally over a period of 40 years.

The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance (for each operating company) over its remaining life can be recovered through forecasted future operations. The charge to operations of $10,800,000 represents the write-off of all of New Dimensions' goodwill.

At December 31, 1992, the Company recognized an impairment of goodwill at the New Dimensions subsidiary due to the significant operating loss incurred in 1992 which resulted in the Chapter 11 reorganization of New Dimensions as discussed in Note 5. The Company adjusted the carrying value of New Dimensions' goodwill to its estimated value based upon New Dimensions' expected level of future operations and reduced the amortization period of the remaining New Dimensions goodwill to a twenty year period beginning January 1, 1993.

Retail displays, classified in other assets, are amortized on a straight-line basis over their estimated lives.


F.   Revenue Recognition

Sales to customers are recorded at the time of shipment net of estimated markdowns and merchandise credits.


G.   Income Taxes

Income taxes are accounted for as prescribed in Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes. Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured

                     THE LORI CORPORATION AND SUBSIDIARIES
using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to recovered or settled. Prior to January 1, 1991, the Company followed Statement of Financial Accounting Standards No. 96 - Accounting for Income Taxes. The adoption of Statement No. 109 did not have a material impact upon the Company's financial statements.


3.    INVENTORIES


 Inventories at December 31, (in thousands)consist of:

                                                            1994           1993
                                                           ------         ------

Raw materials and supplies .......................         $  115         $  278
Work in process ..................................             19             16
Finished goods ...................................          1,971          5,644
                                                           ------         ------
                                                           $2,105         $5,938
                                                           ======         ======


4.   DEBT RESTRUCTURING

Effective August 18, 1994, Lori and Lori's operating subsidiaries (collectively, the "Borrowers"), ARTRA and Fill-Mor (a wholly-owned subsidiary of ARTRA) entered into an agreement with Lori's bank lender to settle obligations due the bank under terms of the bank loan agreements of Lori and its operating subsidiaries. On December 13, 1994, Lori and Lori's operating subsidiaries were notified by the bank of certain defaults under the Settlement Agreement, including but not limited to a $1,115,000 payment due the bank on December 8, 1994. Prior to receipt of the default notice and thereafter, ARTRA and Lori entered into negotiations with the bank to amend or restructure the terms of the August 18, 1994 Settlement Agreement.

Effective December 23, 1994, the Borrowers, ARTRA and Fill-Mor and the bank entered into an amendment to the August 18, 1994 Settlement Agreement ("Amended Settlement Agreement"). Per terms of the Amended Settlement Agreement, borrowings due the bank under the loan agreements of the Borrowers and Fill-Mor (approximately $25,000,000 as of December 23, 1994), plus amounts due the bank for accrued interest and fees were reduced to $10,500,000 (of which $7,855,000 pertained to Lori's obligation to the bank and $2,645,000 pertained to Fill-Mor's obligation to the bank). Upon the satisfaction of certain conditions of the Amended Settlement Agreement in 1995, as discussed below, the bank lender has agreed to discharge the balance of this indebtedness.

In conjunction with the Amended Settlement Agreement, ARTRA entered into a $1,850,000 short-term loan agreement with a non-affiliated corporation, the proceeds of which were used to fund amounts due the bank as discussed below. The loan, due June 30, 1995, with interest payable monthly at 10%, is collateralized by 100,000 shares of Lori common stock. These 100,000 Lori common shares, originally issued to the bank under terms of the August 18, 1994 Settlement Agreement, are carried in the Company's Consolidated Balance Sheet as restricted common stock. Upon payment of the loan, these shares will revert to treasury stock.

                     THE LORI CORPORATION AND SUBSIDIARIES

In exchange for the reduction of amounts due the bank, and as additional consideration for the $1,850,000 short-term loan agreement from the non-affiliated corporation, the Borrowers, ARTRA and Fill-Mor agreed to pay the following consideration, which supersedes the consideration agreed to under terms of the August 18, 1994 Settlement Agreement:

             A) A cash payment to the bank of $1,900,000, which was made prior to consummation of the Amended Settlement Agreement.

             B) 400,000 shares of ARTRA common stock. These 400,000 ARTRA common shares were originally issued to the bank under terms of the August 18, 1994 Settlement Agreement. The bank retained 100,000 shares and the non-affiliated corporation received 300,000 shares as additional consideration for its short-term loan.

             C) Assignment to the bank of all of the assets of Lori's New Dimensions subsidiary.

             D)   A $750,000 note payable to the bank due March 31, 1995.


Among other things, ARTRA has agreed to register the ARTRA shares issued in order to enable the ARTRA shares issued to be freely tradeable without restriction on or before July 31, 1995. Additionally, ARTRA advanced $400,000 to Lori to be used to fund the installment payment due December 31, 1994 for unsecured claims arising from the May 3, 1993 reorganization of New Dimensions.

The August 18, 1994 settlement agreement required ARTRA to contribute cash of $1,500,000 to Lori for working capital. ARTRA's cash contribution was funded by private placements of ARTRA common stock. An officer/director of Lori participated in the private placement of ARTRA common stock purchasing $150,000 of ARTRA common stock (37,500 shares), subject to the same terms and conditions as the other outside investors.

Lori recognized an extraordinary gain of $8,965,000 ($2.81 per share) in December 1994 as a result of the reduction of amounts due the bank under the loan agreements of the Borrowers and Fill-Mor to $10,500,000 (of which $7,855,000 pertained to Lori's obligation to the bank and $2,645,000 pertained to Fill-Mor's obligation to the bank) as of December 23, 1994 calculated (in thousands) as follows:


         Amounts due the bank under loan agreements
            of Lori and its operating subsidiaries               $  22,749
         Less amounts due the bank                                  (7,855)
                                                                    ------
         Bank debt discharged                                       14,894
         Accrued interest and fees discharged                        3,635
         Other liabilities discharged                                1,985
         Less consideration to the bank per terms of the
             amended settlement agreement
                  Cash                                              (1,900)
                  ARTRA common stock                                (2,500)
                  New Dimensions assets assigned to the bank        (7,149)
                                                                    ------
                           Net extraordinary gain                $   8,965
                                                                    ======


Lori also recorded a charge against operations in December 1994 to write-off New Dimensions' goodwill, which had a book value of $10,800,000.

                     THE LORI CORPORATION AND SUBSIDIARIES

On March 31, 1995 the $750,000 note due the bank was paid and the remaining indebtedness of Lori and Fill-Mor was discharged resulting in an additional extraordinary gain to Lori of approximately $7,000,000 in 1995. Among other things, ARTRA has agreed to register the ARTRA shares issued in order to enable the ARTRA shares issued to be freely tradeable without restriction on or before July 31, 1995. In the event the shares are not registered by July 31, 1995, the bank has the right to put the 100,000 ARTRA shares back to ARTRA for an exercise price of $500,000. The $750,000 note payment was funded with the proceeds of a $850,000 short-term loan from a director of Lori. The loan provides for interest at the prime rate plus 1%. As consideration for assisting in the debt restructuring, the director received 150,000 Lori common shares valued at $337,500 ($2.25 per share) based upon Lori's closing market value on March 30, 1995.


5.   NEW DIMENSIONS 1993 RESTRUCTURING

On February 5, 1993, New Dimensions filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Case No. 93 B 40653). On April 9, 1993, New Dimensions' reorganization plan was confirmed by an order of the Bankruptcy Court and on May 3, 1993, the consummation date, New Dimensions emerged from Chapter 11 bankruptcy court protection, New Dimensions' bank lender provided long-term working capital financing and Lori guaranteed and assumed certain New Dimensions' debt obligations.

Lori's ownership of 100% of the common stock of New Dimensions was not affected by the reorganization of New Dimensions. Accordingly, the principles of fresh start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code", were not applicable to the New Dimensions reorganization and no adjustments were made to the carrying value of New Dimensions assets and liabilities, except to reflect terms of the plan of reorganization.

The reorganization of New Dimensions resulted in an extraordinary gain of $22,057,000 ($6.03 per share) from a net discharge of indebtedness calculated (in thousands) as follows:

         Amount due on New Dimensions' 12.75% Senior Notes,
             including accrued interest                                $ 22,822
         Trade liabilities and accrued expenses                           3,231
                                                                         ------
                  Total unsecured claims                                 26,053
         Less present value of payments due to unsecured creditors       (2,725)
         Less present value of  bank restructuring loan fee              (1,271)
                                                                         ------
                  Net extraordinary gain                               $ 22,057
                                                                         ======


Additionally,  during 1993 New Dimensions  incurred  reorganization  expenses of
$767,000   related  to  the   bankruptcy   process,   which  are  classified  as
non-operating expenses.

Due to the reduction of sales volume and resulting operating losses incurred in 1992 that culminated in the February, 1993 Chapter 11 filing, at December 31, 1992 New Dimensions recorded a charge to operations of $8,664,000 ($2.75 per share) representing the excess of net book value of New Dimensions goodwill over its estimated recoverable value. Effective January 1, 1993, New Dimensions began amortizing the remaining goodwill over twenty years.

At December 31, 1992, due to the reduction in sales volume and resulting operating losses incurred in 1992 that culminated in the February, 1993 Chapter 11 filing, New Dimensions discontinued several lines of fashion costume jewelry and recorded a charge to operations of $4,900,000 ($1.34 per share) to write-down the remaining inventory to estimated net realizable value.

                              THE LORI CORPORATION

6.    LONG-TERM DEBT

Long-term debt  (in thousands)  consists of:

                                                                                               December 31,          December 31,
                                                                                                   1994                  1993
                                                                                                --------              --------


     Amounts due Lori's bank lender
         under terms of a debt settlement agreement ...............................             $  7,855
     New Dimensions bank term loan,
         interest at the prime rate plus 1% .......................................                                   $  2,500
     New Dimensions bank line of credit,
         interest at the prime rate plus 1% .......................................                                        350
     Lori bank term loan,
         interest at the prime rate plus 1% .......................................                                      11,899
     Lawrence bank line of credit,
         interest at the prime rate plus 1.75% ....................................                                       2,099
     Rosecraft bank credit agreement,
         interest at the prime rate plus 2% .......................................                                      5,104
                                                                                                --------              --------
                                                                                                   7,855                21,952
     Current maturities ...........................................................                 (750)               (2,833)
     Debt subsequently discharged .................................................               (7,105)                 --
     Long-term debt reclassified as current .......................................                 --                 (19,119)
                                                                                                --------              --------
                                                                                                $    -                $    -
                                                                                                ========              ========



As discussed in Note 5, on February 5, 1993, New Dimensions filed a petition for reorganization under Chapter 11 of the Bankruptcy Code. On April 9, 1993, New Dimensions' reorganization plan was confirmed by an order of the Bankruptcy Court and on May 3, 1993, the consummation date of the reorganization, New Dimensions emerged from Chapter 11 bankruptcy court protection. The plan, among other things, provided for New Dimensions' bank lender to have the right to receive all of the issued and outstanding shares or assets of New Dimensions immediately prior to the consummation date. The bank then assigned its rights to receive the New Dimensions stock to a newly formed Lori subsidiary, which was then merged into New Dimensions, for consideration of $2,500,000, evidenced by New Dimensions' term loan note originally scheduled to be payable in varying quarterly installments, commencing March 31, 1994 through December 31, 1996. Interest on the term note was at the prime rate plus 1%. Lori assumed and guaranteed the balance of New Dimensions' pre-bankruptcy loans payable to the bank, amounting to $12,036,000, including accrued interest, which included the New Dimensions former line of credit discussed and the New Dimensions former term loan, net of New Dimensions' direct obligation payable to the bank of $2,500,000 as noted above. The bank also provided New Dimensions with a revolving line of credit, including a letter of credit facility. Borrowings, limited to the lesser of $1,600,000 or a calculated borrowing base. The credit agreement was scheduled to mature on April 30, 1996.

                     THE LORI CORPORATION AND SUBSIDIARIES

On February 5, 1993, Lawrence entered into a credit agreement with Lori's bank that provided for a revolving line of credit, which included a letter of credit facility. Borrowings were limited to the lesser of $2,100,000 or a calculated borrowing base, less outstanding letters of credit. The loan provided for interest at the prime rate plus 1.75%.

Effective March 31, 1993 Rosecraft entered into agreements with a bank that provided for a term loan of $2,977,000 and a revolving line of credit, both with interest at the prime rate plus 2%. The term loan was payable in varying monthly installments commencing January 31, 1994, with the final monthly installment originally scheduled to be payable November 30, 1997. The revolving line of credit provided for borrowings, including a letter of credit facility. Borrowings were limited to the lesser of $1,000,000 or a calculated borrowing base, less outstanding letters of credit. In addition to the revolving line of credit, the bank has provided an overadvance credit commitment of $1,200,000. The revolving line of credit was scheduled to mature December 31, 1997.

Since December 31, 1993 and during 1994, Lori and its operating subsidiaries were not in compliance with certain provisions of their respective bank loan agreements. At December 31, 1993, borrowings under the bank loan agreements of Lori and its operating subsidiaries totaled $21,952,000. In addition to scheduled maturitities of $2,833,000 under the bank loan agreements of Lori and its operating subsidiaries, the remaining borrowings of $19,119,000 under the bank loan agreements of Lori and its operating subsidiaries were reclassified as currently payable at December 31, 1993.

As discussed in Note 4, effective August 18, 1994, as amended effective December 23, 1994, ARTRA, Fill-Mor, Lori and Lori's operating subsidiaries entered into an agreement with Lori's bank lender to settle obligations due the bank under terms of the bank loan agreements of Lori and its operating subsidiaries and Fill-Mor. Per terms of the Amended Settlement Agreement, borrowings due the bank under the loan agreements of Lori and its operating subsidiaries and Lori's parent, Fill-Mor, plus amounts due the bank for accrued interest and fees were reduced to $10,500,000 (of which $7,855,000 pertained to Lori's obligation to the bank and $2,645,000 pertained to Fill-Mor's obligation to the bank).

On March 31, 1995 the $750,000 note due the bank was paid and the remaining indebtedness of Lori and Fill-Mor was discharged, resulting in an additional extraordinary gain to Lori of approximately $7,000,000 in 1995 (See Note 4).

At December 31, 1994, the common stock and virtually all the assets of Lori's subsidiaries were pledged as collateral for Lori's and its subsidiaries' borrowings. Under its debt agreements the Company is limited in the amounts it can withdraw from its operating subsidiaries. At December 31, 1994 and 1993 substantially all cash and equivalents on the Company's consolidated balance sheet are restricted to use by and for the Company's operating subsidiaries.


7.   PREFERRED STOCK

The Series C cumulative preferred stock, owned in its entirety by ARTRA, accrues dividends at the rate of 13% per annum on its liquidation value. Accumulated dividends were $7,011,000 at December 31, 1993 and 1992. Due to restrictions on the ability of the Company to receive funds from its operating subsidiaries (see
Note 6), effective July 1, 1989 ARTRA placed a moratorium on the declaration and accrual of dividends on its Lori preferred stock. The moratorium has been extended indefinitely.

The Series C preferred stock is redeemable at Lori's option at prices based upon the principal amount paid plus accumulated dividends and a redemption premium that increases each year until 1995.

Effective December 29, 1994 ARTRA exchanged $2,242,000 of its notes and advances for additional Lori Series C preferred stock.

                     THE LORI CORPORATION AND SUBSIDIARIES

8.   STOCK OPTIONS AND WARRANTS

         Long-Term Stock Investment Plan

On December 16, 1993 Lori's stockholders approved the Long-Term Stock Investment Plan (the "1993 Plan"), effective January 1, 1993, which authorizes the grant of options to purchase the Company's common stock to executives, key employees and non-employee consultants and agents of the Company and its subsidiaries. The 1993 Plan authorizes the awarding of Stock Options, Incentive Stock Options and Alternative Appreciation Rights. The 1993 Plan reserved 1,500,000 shares of the Company's common stock for grant on or before December 31, 2002.

As of March 16, 1993, the Company's Board of Directors approved the issuance of non-qualified options to purchase an aggregate of 555,628 shares of Lori common stock at an exercise price of $1.125 per share (the closing price of Lori common stock on March 15, 1993) to a corporation controlled by Austin Iodice, the Vice Chairman , President and director of the Company and to an agent of the Company. The options were granted in connection with management agreements entered into with them pursuant to which they agreed to provide managerial and supervisory services to the Company and its subsidiaries. Additionally, as of March 16, 1993, the Company's Board of Directors approved the issuance of options to purchase an aggregate of 368,500 shares of Lori common stock at an exercise price of $1.125 per share (the closing price of Lori common stock on March 15, 1993) to certain executives, key employees, agents and a director of the Company. The options were granted under the Company's 1982 Stock Option Plan (the "1982 Plan"), subject to stockholder approval of the amendment of the 1982 Plan. Subsequent thereto, counsel to the Company advised the Board that the 1982 Plan, which had expired, could not be amended and extended.

Accordingly, on October 12, 1993, the Board of Directors of Lori approved a proposed Long-Term Stock Investment Plan of the Company (the "Plan" or the "Option Plan") which authorizes the grant of options to purchase the Company's common stock to executives, key employees and agents of the Company and its subsidiaries. In connection with this approval, the Board approved the issuance under the Plan (subject to the approval and adoption of the Plan by the stockholders) of options on the same terms as the original March 16, 1993 options which it had previously authorized under the 1982 Plan. The Plan was approved by the stockholders at the December 16, 1993 annual meeting, effective as of January 1, 1993.

On August 25, 1993, the Board of Directors approved the grant to various key employees of Lori and its subsidiaries of options to purchase 154,000 shares in the aggregate of its common stock at an exercise price of $3.125 per share, the market price of the stock at the original date of grant. One third of these options are to vest on each of the first three anniversary dates of the date of grant to each employee who has remained continuously employed by the Company (or the subsidiary) through the anniversary date.


         Incentive Stock Option Plan

Options to purchase common shares of the Company have been granted to certain officers and key employees under the 1982 Incentive Stock Option Plan ("the plan"), which initially reserved 250,000 shares of the Company's common stock. On December 19, 1990, Lori's stockholders approved an increase in the number of shares available for grant under the plan to 500,000. The plan expired in 1992.

On June 9, 1988, the Company granted options under the plan to various officers and key employees of Rosecraft and Lawrence at the then fair market value ($5.00 per share). At December 31, 1993, options to purchase 8,250 shares of the Company's common stock at $5.00 per share were outstanding. The options expire June 9, 1998.

                     THE LORI CORPORATION AND SUBSIDIARIES

         Summary of Options

         A summary of stock option transactions for the years ended December 31 is as follows:


                                                                              1994                 1993                1992
                                                                             ------               ------              ------

     Outstanding at January 1:
         Shares ................................................           1,097,044               19,416               92,916

                                                                            $  1.125             $   5.00             $   5.00
         Prices ................................................                to                   to                   to
                                                                            $  12.19             $  12.19             $  12.30
     Options granted:
         Shares ................................................                                1,078,128
                                                                                                 $  1.125
         Prices ................................................                                     to
                                                                                                 $  3.125
     Options exercised:
         Shares ................................................              (2,500)                (500)
         Price .................................................            $   5.00             $   5.00

     Options canceled:
         Shares ................................................            (136,666)                                  (73,500)
                                                                            $  3.125                                 $    5.00
         Prices ................................................                to                                        to
                                                                            $  12.19                                  $  12.30
     Outstanding at December 31:
         Shares ................................................             957,878            1,097,044               19,416
                                                                             =======            =========               ======
                                                                            $  3.125             $  1.125             $   5.00
         Prices ................................................                to                   to                   to
                                                                            $   5.00             $  12.19             $  12.19

     Options exercisable at December 31 ........................             939,210               18,916               19,416
                                                                             =======               ======               ======
     Options available for future grant
         at December 31 ........................................           1,472,000            1,346,000              432,950
                                                                           =========            =========              =======


                     THE LORI CORPORATION AND SUBSIDIARIES

         Warrants

On November 23, 1988, Lori issued warrants to purchase 25,000 of its common shares, at $4.00 per share, to an investment banker as additional compensation for certain financial and advisory services. During 1993, the warrant holder exercised warrants to purchase 8,750 shares of Lori common stock. At December 31, 1994, warrants to purchase 16,250 shares of Lori's common stock at $4.00 per share remained outstanding.


9.   COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries lease certain office and warehouse facilities used to conduct its distribution operations. At December 31, 1994, future minimum lease payments under operating leases that have an initial or remaining noncancelable term of more than one year are $271,000 in 1995 and $98,000 in 1996.

Rental expense of continuing operations was $927,000, $1,008,000 and $1,831,000 in 1994, 1993 and 1992,respectively, net of sublease income of $73,000 in 1992.

In 1993, the Company entered into management agreements, for a three year period ending March 31, 1996, with a corporation controlled by Austin Iodice, the Vice Chairman, President and director of the Company, and with an individual to provide managerial and supervisory services to the Company and its subsidiaries. The agreements provide for minimum salary levels, as well as for incentive bonuses which are payable if certain management goals are attained. Additionally, the agreements called for the issuance of non-qualified options to purchase an aggregate of 555,628 shares of Lori common stock, pursuant to the Company's Long-Term Stock Investment Plan, at a price of $1.125 per share as discussed in Note 8. The aggregate commitment for future salaries at December 31, 1994, excluding bonuses, during the remaining term of all management and employment agreements is approximately $600,000.

                     THE LORI CORPORATION AND SUBSIDIARIES

10.   INCOME TAXES

A summary of the provision (credit) for income taxes relating to operations is as follows (in thousands):

                                                1994       1993       1992
                                                ----       ----       ----


     Continuing operations:
       State ............................       $ 10       $ 33       $(14)
                                                ====       ====       ====


The 1994 extraordinary credit represents a net gain from discharge of bank indebtedness under the loan agreements of Lori and its operating subsidiaries. The 1993 extraordinary credit represents a gain from a net discharge of indebtedness at the Company's New Dimensions subsidiary. No income tax expense is reflected in the Company's financial statements resulting from the extraordinary credits due to the utilization of tax loss carryforwards.

No income tax benefit was recognized in connection with the Company's 1992 pre-tax loss due to the Company's tax loss carryforwards.

The difference between the statutory Federal income tax rate and the effective income tax rate is reconciled as follows:

                                                                                          % of Earnings (Loss) Before Income Taxes
                                                                                          ----------------------------------------
                                                                                          1994            1993            1992
                                                                                         ------          ------          ------

     Statutory Federal tax rate Provision (Benefit) .................................     (34.0)%          35.0 %         (34.0) %
     State and local taxes,
       net of  Federal benefit ......................................................        .1              .2             (.1)
     Current year tax loss not utilized .............................................                                      24.4
     Amortization of goodwill .......................................................       3.6              .8             1.1
     Impairment of goodwill .........................................................      38.6                             8.5
     Previously unrecognized benefit from
       utilizing tax loss carryforwards .............................................      (8.2)          (35.8)
                                                                                           ----            ----            ----
                                                                                             .1 %            .2 %           (.1) %
                                                                                           ====            ====            ====


                     THE LORI CORPORATION AND SUBSIDIARIES

10.   INCOME TAXES, Continued

The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax liabilities and deferred tax assets at December 31, 1994 and 1993 and their approximate tax effects (in thousands) are as follows:

                                                                                1994                           1993
                                                                      ------------------------       ------------------------
                                                                      Temporary        Tax           Temporary         Tax
                                                                      Difference    Difference       Difference     Difference
                                                                      ----------    ----------       ----------     ----------

     Trade accounts receivable ................................       $  1,300        $    500        $  3,100        $  1,200

     Inventories ..............................................            300             100           5,600           2,200

     Accrued other ............................................            400             200           1,300             500

     Net operating loss .......................................         54,000          21,100          48,000          18,700
                                                                                        ------                          ------

               Total deferred tax asset .......................                         21,900                          22,600
                                                                                        ------                          ------

     Machinery and equipment ..................................
                                                                          (400)           (200)           (800)           (300)
               Total deferred tax liability ...................                         ------                          ------
                                                                                          (200)                           (300)
                                                                                        ------                          ------
               Valuation allowance ............................                        (21,700)                        (22,300)
                                                                                        ------                          ------
               Net deferred tax asset .........................                        $   -                           $   -
                                                                                        ======                          ======



The Company has recorded a valuation allowance with respect to future tax benefits and the net operating loss reflected in the deferred tax assets as a result of the uncertainty of their ultimate realization.

As of December 31, 1994, the Company has Federal income tax operating loss carryforwards of approximately $54,000,000, expiring as follows (in thousands):

     Year
     ----

     1995 ............................................             $13,000
     1996 ............................................               1,000
     1997 ............................................                 --
     1998 ............................................               3,000
     1999 ............................................               1,000
     After 1999 ......................................              36,000
                                                                    ------
                                                                   $54,000
                                                                    ======


                     THE LORI CORPORATION AND SUBSIDIARIES

11.   EMPLOYEE BENEFIT PLANS

The Company's operating subsidiaries have defined contribution benefit plans covering eligible employees. Both employee and employer contributions are generally determined as a percentage of the covered employee's annual compensation. The total expense relating to continuing operations from all plans amounted to $8,000, $27,000 and $121,000 in 1994, 1993 and 1992, respectively.

The Company typically does not offer the types of benefit programs that fall under the guidelines of Statement of Financial Accounting Standards No. 106 - Employers Accounting for Post Retirement Benefits Other Than Pensions and Statement of Financial Accounting Standards No. 112 - Employers Accounting for Post Employment Benefits.


12.   RESTRUCTURING COSTS

In the fourth quarter of 1992, the Company's New Dimensions subsidiary closed certain of its "Whims" retail outlet stores and made the decision to close additional "Whims" retail outlet stores and its New York City sales and executive office in 1993. The closing of the "Whims" retail outlet stores and the New York City sales and executive office resulted in a charge to operations in the fourth quarter of 1992 of $675,000. The restructuring charge includes inventory liquidation costs, lease termination costs and employee severance costs which were expended principally in the first quarter of 1993.

In June, 1992, the Company's Rosecraft subsidiary closed its Ladies line of fashion costume jewelry in order to concentrate on its higher margin Children's line of fashion costume jewelry and accessories. The closing of Rosecraft's Ladies line resulted in a charge to operations of $900,000. The restructuring charge includes inventory liquidation costs, lease termination costs and employee severance costs.


13.   EARNINGS PER SHARE

Earnings (loss) per share is computed by dividing net earnings (loss), after deduction for the annual preferred dividend requirement, if applicable, by the weighted average number of shares of common stock and common stock equivalents (options and warrants), unless anti-dilutive, outstanding during the year. Fully diluted earnings per share is not presented since the result is equivalent to primary earnings per share.


14.   RELATED PARTY TRANSACTIONS

During 1994, ARTRA made net advances to Lori of $2,531,000. The advances consisted of a $1,850,000 short-term note with interest at 10%, the proceeds of which were used to fund the $1,900,000 cash payment to the bank in conjunction with the Amended Settlement Agreement with Lori's bank lender, and certain non-interest bearing advances used to fund Lori working capital requirements.

Effective December 29, 1994 ARTRA exchanged $2,242,000 of its notes and advances for additional Lori Series C preferred stock. Additionally, the August 18, 1994 Settlement Agreement required ARTRA to contribute cash of $1,500,000 and ARTRA common stock with a fair market value of $2,500,000 to Lori's capital account.

In February, 1993, ARTRA transferred all of its notes (with a principal value of $15,990,000) to Lori's capital account.

                     THE LORI CORPORATION AND SUBSIDIARIES

ARTRA provides certain financial, accounting and administrative services for the Company's corporate entity. Additionally, the Company's corporate entity leases its administrative office space from ARTRA. During 1994, 1993 and 1992 fees for these services amounted to $151,000, $115,000 and $307,000, respectively. Prior to February, 1993, these fees were added to the Company's note to ARTRA. During 1993 and 1992 the Company made net payments (borrowings) on the ARTRA note of $35,000 and $(44,000), respectively. In February, 1993, ARTRA contributed its notes to Lori's capital. Subsequent to February, 1993, the Company made net payments to ARTRA of $139,000 and $115,000 in 1994 and 1993, respectively, for administrative services.

In January, 1993, the Company's New Dimensions subsidiary made payments totaling $155,000 to a corporation controlled by Austin Iodice, the Vice Chairman, President and director of the Company for managerial and supervisory services performed in 1992.


15.   INDUSTRY SEGMENT INFORMATION

The Company operates within the U.S. in one industry segment in which it designs and distributes popular-priced fashion costume jewelry. The Company's customers are primarily mass merchandisers and others engaged in the retail industry.

Two major customers, Target Stores and Wal-Mart, accounted for sales of approximately $12,700,000 and $11,300,000, respectively, in 1994. During the fourth quarter of 1994, New Dimensions lost its account with Wal-Mart, which accounted for the principal portion of the Company's sales to Wal-Mart (although Wal-Mart remains a Rosecraft customer). Two major customers, Wal-Mart and Target Stores, accounted for sales of approximately $15,500,000 and $14,800,000 in 1993, respectively. In 1992 three major customers, Wal-Mart, Target Stores and Kmart, accounted for sales of approximately $21,600,000, $11,600,000 and $9,200,000, respectively.


16.   LITIGATION

On February 5, 1993, New Dimensions filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Case No. 93 B 40653). On April 9, 1993, New Dimensions' reorganization plan was confirmed by an order of the Bankruptcy Court and on May 3, 1993, the consummation date, New Dimensions emerged from Chapter 11 bankruptcy court protection, New Dimensions' bank lender provided long-term working capital financing and Lori guaranteed and assumed certain New Dimensions debt obligations. See Note 5 for a discussion of the terms of New Dimensions' plan of reorganization.

As a result of the time required to complete the restructuring of New Dimensions and the financial significance to Lori of the restructuring, Lori did not timely file Form 10-K for the year ended December 31, 1992 and its Form 10-Q for the quarter ended March 31, 1993 and has also been late in previous annual and quarterly filings with the Securities and Exchange Commission ("SEC"). As a result of discussions with the SEC, in June, 1993, Lori readily consented to a Final Judgment of Permanent Injunction to file with the SEC Form 10-K for the year ended December 31, 1992 and Form 10-Q for the quarter ended March 31, 1993 by late July and to meet future filing requirement deadlines.

Lori has been notified by the Federal Environmental Protection Agency that it is a potentially responsible party for the disposal of hazardous substances by its predecessor company at a site on Ninth Avenue in Gary, Indiana. Lori has no records indicating that it deposited hazardous substances at this site and intends to vigorously defend itself in this matter.

Lori and its subsidiaries are parties in various other business related litigation which, in the opinion of management, will not have a material adverse effect on the Company's financial position and results of operations.

                     THE LORI CORPORATION AND SUBSIDIARIES
           SCHEDULE I. CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                              THE LORI CORPORATION
                                 BALANCE SHEETS
                           December 31, 1994 and 1993
                         (Registrant Only In Thousands)


                                                                                                     1994              1993
                                                                                                    ------             ------

     ASSETS
     Current assets:
        Cash ..........................................................................           $     15


        Restricted cash ...............................................................                550

        Other current assets ..........................................................                  1              $   26
                                                                                                    ------              ------
                                                                                                       566                  26
                                                                                                    ------              ------

     Other assets:
        Investments in and advances to affiliates .....................................             15,156              24,447
                                                                                                    ------              ------
                                                                                                    15,156              24,447
                                                                                                    ------              ------
                                                                                                  $ 15,722            $ 24,473
                                                                                                    ======              ======

     LIABILITIES
     Current liabilities:
        Notes payable and current maturities of long-term debt ........................           $  7,855            $  1,400
        Long-term debt reclassified as current ........................................                                 10,499
        Accounts payable ..............................................................              1,156                 631
        Accrued expenses ..............................................................                216                 774
        Due to ARTRA ..................................................................                289
                                                                                                     ------              ------
                                                                                                     9,516              13,304
                                                                                                    ------              ------
     Other noncurrent liabilities .....................................................                928               2,609
                                                                                                    ------              ------
     SHAREHOLDERS'  EQUITY  (DEFICIT)
     Preferred stock, Series C ........................................................             19,515              17,273
     Common stock .....................................................................                 32                  31
     Less restricted common stock .....................................................               (700)
                                                                                                    ------              ------
     Additional paid-in capital .......................................................             65,392              60,680
     Accumulated deficit ..............................................................            (78,961)            (69,424)
                                                                                                    ------              ------
                                                                                                     5,278               8,560
                                                                                                    ------              ------
                                                                                                  $ 15,722            $ 24,473
                                                                                                    ======              ======


The accompanying notes are an integral part of the condensed financial information.

                     THE LORI CORPORATION AND SUBSIDIARIES
           SCHEDULE I. CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                              THE LORI CORPORATION
                            STATEMENTS OF OPERATIONS
              for the years ended December 31, 1994, 1993 and 1992
                         (Registrant Only In Thousands)



                                                                                      1994                1993               1992
                                                                                     ------              ------             ------


Selling, general and administrative expenses ...........................           $    967            $    701            $    441
Interest expense .......................................................              1,315                 754
Equity in loss of affiliates ...........................................             17,061               1,595              30,814
Allocated corporate overhead ...........................................             (1,040)             (1,310)
Other expense (income), net ............................................                  7                   8                 (13)
                                                                                     ------              ------              ------
Loss before income taxes and extraordinary credit ......................            (18,310)             (1,748)            (31,242)
Benefit (charge) equivalent to  income taxes ...........................               (192)                 76              (3,377)
                                                                                     ------              ------              ------
Loss before extraordinary credit .......................................            (18,502)             (1,672)            (34,619)
Extraordinary credit, net discharge of indebtedness ....................              8,965              22,057
                                                                                     ------              ------              ------
Net earnings (loss) ....................................................           $ (9,537)           $ 20,385            $(34,619)
                                                                                     ======              ======              ======




The accompanying notes are an integral part of the condensed financial information.

                     THE LORI CORPORATION AND SUBSIDIARIES
           SCHEDULE I. CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                              THE LORI CORPORATION
                            STATEMENTS OF CASHFLOWS
              for the years ended December 31, 1994, 1993 and 1992
                         (Registrant Only In Thousands)


                                                                                              1994            1993            1992
                                                                                             ------          ------          ------

 Cash flows from operating activities:
    Net earnings (loss) ............................................................       $ (9,537)       $ 20,385        $(34,619)
      Adjustments to reconcile net loss
      to cash flows from operating activities:
         Extraordinary gain from net discharge of indebtedness .....................         (8,965)        (22,057)

         Equity in (earnings) loss of affiliates ...................................         17,061           1,595          30,814
         Amortization of excess of cost over net assets acquired ...................              7               7               7
         Benefit (charge) equivalent to  income taxes ..............................            192             (76)          3,377
         Changes in assets and liabilities:
             Increase (decrease) in other current and noncurrent assets ............             25             (18)             (8)
             Increase (decrease) in other current and noncurrent liabilities .......         (2,030)         (1,008)             62
                                                                                             ------          ------          ------
 Net cash flows used by operating activities .......................................         (3,247)         (1,172)           (367)
                                                                                             ------          ------          ------
 Cash flows from investing activities:
    Restricted cash ................................................................           (550)
    Net dividends from (advances) to subsidiaries ..................................           (176)          1,279             327
                                                                                             ------          ------          ------
 Net cash flows from (used by) investing activities ................................           (726)          1,279             327
                                                                                             ------          ------          ------
 Cash flows from financing activities:
    Proceeds from long-term borrowings .............................................                                            519
    Reduction of long-term borrowings ..............................................            (43)           (172)           (475)
    ARTRA capital contribution .....................................................          1,500
    Notes and advances due to ARTRA ................................................          2,531
    Other, net .....................................................................                             64              (4)
                                                                                             ------          ------          ------
 Net cash flows from (used by) financing activities ................................          3,988            (108)             40
                                                                                             ------          ------          ------

 Net increase (decrease) in cash ...................................................             15              (1)
 Cash balance beginning of year ....................................................                              1               1
                                                                                             ------          ------          ------
 Cash balance end of year ..........................................................       $     15        $     -         $      1
                                                                                             ======          ======          ======

 Supplemental schedule of noncash investing and financing activities:
    ARTRA common stock issued to Lori's bank lender
        under terms of the debt settlement agreement ...............................       $  2,500

    Notes and advances payable to ARTRA
        transferred to Lori's capital account ......................................                       $ 15,990

    Lori preferred stock issued in exchange for ARTRA notes and advances ...........          2,242

    Transfer New Dimensions assets, net of cash,
        to Lori's bank lender under terms of the debt settlement agreement .........          6,475


The accompanying notes are an integral part of the condensed financial information.


                     THE LORI CORPORATION AND SUBSIDIARIES

                                LORI CORPORATION

                         NOTES TO FINANCIAL INFORMATION

                               (Registrant Only)



1.   Presentation

The condensed financial information of the Registrant has been prepared in accordance with the instructions for Schedule I to Form 10-K. The Registrant's investments in subsidiaries and affiliates are presented on the equity method.


2.   Commitments and Contingencies

See Note 9 of the consolidated financial statements.


3.   Restricted Assets

The terms of several debt agreements place certain restrictions on the net assets of certain operating subsidiaries. See Note 6 of the consolidated financial statements for additional information.


4.   Long-Term Debt

See Note 6 of the consolidated financial statements.


5.   Income Taxes

The Registrant files a consolidated income tax return with its subsidiaries. For financial reporting purposes, the Registrant's charge or benefit equivalent to income tax represents the difference between the aggregate of income taxes computed on a separate return basis for each of the subsidiaries and the income taxes computed on a consolidated basis.

                     THE LORI CORPORATION AND SUBSIDIARIES
                 SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS
              for the years ended December 31, 1994, 1993 and 1992
                                 (in thousands)


              Column A                                       Column B            Column C           Column D           Column E
              --------                                       --------      ---------------------   -----------       ------------
                                                                              (1)          (2)
                                                            Balance at     Charged to   Charged                       Balance at
                                                           Beginning of    Costs and    to Other                        End of
             Description                                      Period       Expenses     Accounts   Deductions           Period
      -------------------------                             ----------     ---------   ----------  ----------         -----------


For the year ended December 31, 1994:

   Deducted from assets to which they apply:

      Allowance for inventory valuation ................       $ 4,150       $   218                  $ 4,161 (A)         $   207
                                                                =======       ======                   ======              ======

      Allowance for markdowns ..........................       $ 2,499       $ 4,799                  $ 6,463 (B)         $   835

      Allowance for doubtful accounts ..................           432           269                      198 (C)             503
                                                               -------       -------                   ------              ------

                                                               $ 2,931       $ 5,068                  $ 6,661             $ 1,338
                                                               =======       =======                   ======              ======


For the year ended December 31, 1993:

   Deducted from assets to which they apply:

      Allowance for inventory valuation ................       $ 4,900       $   172                  $   922 (A)         $ 4,150
                                                               =======       =======                   ======              ======

      Allowance for markdowns ..........................       $ 5,280       $ 5,722                  $ 8,503 (B)         $ 2,499

      Allowance for doubtful accounts ..................           557           335                      460 (C)             432
                                                               -------       -------                  -------              ------

                                                               $ 5,837       $ 6,057                  $ 8,963             $ 2,931
                                                               =======       =======                  =======             =======


For the year ended December 31, 1992:

   Deducted from assets to which they apply:

      Allowance for inventory valuation ................       $ 4,900                                                    $ 4,900
                                                                                                                           ======

      Allowance for markdowns ..........................       $ 5,125       $21,051                 $ 20,896 (B)         $ 5,280

      Allowance for doubtful accounts ..................           562           209                      214 (C)             557
                                                               -------       -------                  -------             -------

                                                               $ 5,687       $21,260                 $ 21,110             $ 5,837
                                                               =======       =======                  =======             =======

       (A) Principally inventory written off, net of recoveries. (B) Principally markdowns taken. (C) Principally uncollectible accounts written off, net of recoveries.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

         The expenses estimated to be incurred (other than the fees of the Commission which are actual) in connection with the offering, all of which are payable by the Registrant, are as follows:

                            Description                          Amount
              --------------------------------                  --------
              SEC Registration Fee                             $     684
              Printing Costs                                      10,000 *
              Legal Fees                                          40,000 *
              Accounting Fees                                     20,000 *
              Blue Sky Fees and Expenses                           5,000 *
              Miscellaneous                                       14,316 *
                                                                 -------
              Total                                            $  90,000 *
                                                                ========
                  -----------
                  * Estimate


Item 14.  Indemnification of Directors and Officers.

         Reference is made to the discussion in Part I of this Registration Statement under "Indemnification of Officers and Directors," which discussion is incorporated herein by reference.

Item 15.  Recent Sales of Unregistered Securities.

         Kwiatt, Silverman & Ruben, Ltd., Northfield, Illinois, has advised Registrant as to the availability of the exemptions from registration under the Securities Act of 1993 described in this Item 15. This firm has also advised Registrant that Registrant's Long-Term Stock Investment Plan is a noncontributory plan, and, accordingly, the options to purchase shares of Registrant's Common Stock which were granted to employees and agents of the Registrant thereunder are not considered, based upon interpretive releases and no action letters of the Commission, to have been "sales" of securities requiring registration under the Securities Act of 1933.

         On December 28, 1993, 5,532 shares of the common stock of the Registrant were issued to Ross Llewelyn, Inc. in consideration of its discharge of $32,500 owed by the Registrant to it. This stock was issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933.

         The  Registrant  has  granted  (i)  to  Nitsua,   Ltd.,  a  corporation
wholly-owned by Austin A. Iodice, Chairman, President and Chief Executive Officer and a Director of the Registrant, an option to purchase 370,419 shares of the Registrant's common stock, and (ii) to Anthony Giglio, a consultant to the Registrant, an option to purchase 185,209 shares of the Registrant's common stock, in each case at an exercise price of $1.125 per share, with such options expiring March 15, 2003. These options were granted in consideration of the agreements of Messrs. Iodice and Giglio to provide management services to the Registrant and its subsidiaries. Although the Registrant entered into written agreements with Messrs. Iodice and Giglio to grant these options to them in March 1993, the granting of these options was subject to approval of the Registrant's Long-Term Incentive Plan by the stockholders of the Registrant, which approval was obtained in December 1993. Accordingly, following the approval of the Long-Term Incentive Plan by the stockholders, the options were delivered in February 1994. These securities were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933.

         On March 31, 1995, the Registrant issued to Alexander Verde, a director of the Registrant, 150,000 shares of the Registrant's common stock in consideration of his purchase of a loan from the Registrant's bank lender and subsequent reduction thereof (as described under paragraph 4 of "Transactions with Management and Others"). This stock was issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933.

         On June 7, 1995, the Registrant issued 11,765 shares of its common stock to Manufacturers Indemnity and Insurance Co. of America and 5,882 shares of its common stock to each of Boeckman Investments, Matthew A. Gohd and Dobbins Partners, L.P., in each case as additional consideration for such persons agreeing to extend short-term loans to the Registrant. This stock was issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended.


Item 16.  Exhibits and Financial Statement Schedules.

         (a)      Exhibits

                  3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4(a)(1) to the Registrant's Registration Statement on Form S-2 (Registration No. 2-98628).

                  3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant filed with the Delaware Secretary of State February 12, 1991 (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

                  3.3 Statement of Designation of the rights and preferences of the Registrant's Series C Preferred Stock (incorporated by reference to Exhibit 3(iii) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

                  3.4  Bylaws  of  the  Registrant,   as  amended  and  restated
effective December 19, 1990 (incorporated by reference to Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

                  5.1* Opinion of Counsel.

                  10.1 Term Loan Agreement dated as of May 3, 1993 between New Dimensions Accessories, Ltd. and IBJ Schroder Bank & Trust Registrant (incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

                  10.2 Credit Agreement dated as of May 3, 1993 between New Dimensions Accessories, Ltd. and IBJ Schroder Bank & Trust Registrant (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

                  10.3 Term Loan Agreement dated as of March 31, 1993 between Rosecraft, Inc. and IBJ Schroder Bank & Trust Registrant (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

                  10.4 Credit Agreement dated as of March 31, 1993 between Rosecraft, Inc. and IBJ Schroder Bank & Trust Registrant (incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

                  10.5 Management Agreement dated as of April 9, 1993 between the Registrant and Nitsua, Ltd. (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
1992).

                  10.6 Management Agreement dated as of April 9, 1993 between the Registrant and Anthony J. Giglio (incorporated by reference to Exhibit 10.6 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
1992).

                  10.7 Amended and Restated Guarantee Agreement dated as of March 31, 1993 by the Registrant in favor IBJ Schroder Bank & Trust Registrant (incorporated by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

                  10.8 Voluntary Petition of New Dimensions Accessories, Ltd. for reorganization under Chapter 11 of the Bankruptcy Code filed February 5, 1993 in the United States Bankruptcy Court for the Southern District of New York (incorporated by reference to Exhibit 28.1 to the Registrant's Current Report on Form 8-K dated February 18, 1993).

                  10.9  Debtor's  Amended  Chapter  11  Plan  of New  Dimensions
Accessories, Ltd. filed on February 16, 1993 in the United States Bankruptcy Court for the Southern District of New York (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated February 18,
1993).

                  10.10 Debtor's Amended Chapter 11 Plan, as modified, of New Dimensions Accessories, Ltd. dated March 9, 1993 with Proposed Modifications dated March 26, 1993, as filed in the United States Bankruptcy Court for the Southern District of New York (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated May 17, 1993).

                  10.11 Amended Disclosure Statement dated as February 16, 1993, of New Dimensions Accessories, Ltd. pursuant to Section 1125 of the Bankruptcy Code (incorporated by reference to Exhibit 28.2 to the Registrant's Current Report on Form 8-K dated February 18, 1993).

                  10.12 Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code of New Dimensions Accessories, Ltd. (incorporated by reference to Exhibit 28.1 to the Registrant's Current Report on Form 8-K dated May 17, 1993).

                  10.13 Notice of Entry of Order Confirming Second Amended Plan of Reorganization as Modified dated April 9, 1993 (incorporated by reference to Exhibit 28.2 to the Registrant's Current Report on Form 8-K dated May 17, 1993).

                  10.14 Credit Agreement dated as February 5, 1993 between Lawrence Jewelry Co. and IBJ Schroder Bank & Trust Registrant (incorporated by reference to Exhibit 28.3 to the Registrant's Current Report on Form 8-K dated February 18, 1993).

                  10.15 Amended and Restated License Agreement Dated as of July 20, 1988 between Lifestyle Brands, Ltd. and New Dimensions Accessories, Ltd. (incorporated by reference to Exhibit 10 to the Registrant's Current Report on Form 8-K dated May 17, 1993).

                  10.16  The   Registrant's   Long-Term  Stock  Investment  Plan
(incorporated by reference to Appendix A to the Registrant's Proxy Statement dated November 2, 1993 (filed with the Commission on November 2, 1993)).

                  10.17 Assignment Agreement dated and effective March 31, 1995, by and among IBJ Schroder Bank & Trust Registrant, The Lori Corporation, Lawrence Jewelry Co., Lawrence Jewelry Corporation, New Dimensions Accessories Ltd., Rosecraft, Inc., Fill-Mor Holding, Inc., ARTRA GROUP Incorporated and Alexander Verde (incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

                  10.18 Registration and Settlement Agreement dated as of March 31, 1995 by and between ARTRA GROUP Incorporated and IBJ Schroder Bank & Trust Registrant (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

                  10.19 Amended Settlement Agreement by and among the Registrant, Lawrence Jewelry Co., New Dimensions Accessories, Ltd., Fill-Mor Holding, Inc., Rosecraft, Inc., ARTRA GROUP Incorporated and IBJ Schroder Bank & Trust Co. dated as of December 23, 1994 (incorporated by reference to Exhibit
10.1 to Registrant's Form 8-K dated January 3, 1995).

                  10.20 Loan Agreement, dated as of December 23, 1994, by and among ARTRA GROUP Incorporated and McGoodwin James & Co. (incorporated by reference to Exhibit 10.2 to ARTRA's Form 8-K dated January 3, 1995).

                  10.21 Settlement Agreement dated August 18, 1994 by among the Registrant, Lawrence Jewelry Co., Lawrence Jewelry Corporation, New Dimensions Accessories, Ltd., Rosecraft, Inc., Fill-Mor Holding, Inc., ARTRA GROUP Incorporated and IBJ Schroder Bank & Trust Registrant, dated as of August 18,1994 (incorporated by reference to Exhibit 10.1 to Registrant's Form 10-Q for the quarter ended June 30, 1994).

                  10.22 Pledge and Security Agreement between The Lori Corporation and IBJ Schroder Bank & Trust Registrant dated as of August 18, 1994 (incorporated by reference to Exhibit 10.2 to Registrant's Form 10-Q for the quarter ended June 30, 1994).

                  10.23 Pledge and Security Agreement between Lawrence Jewelry Co. and IBJ Schroder Bank & Trust Registrant dated as of August 18, 1994 (incorporated by reference to Exhibit 10.3 to Registrant's Form 10-Q for the quarter ended June 30, 1994).

                  10.24 Pledge and Security Agreement between Lawrence Jewelry Corporation and IBJ Schroder Bank & Trust Registrant dated as of August 18, 1994 (incorporated by reference to Exhibit 10.4 to Registrant's Form 10-Q for the quarter ended June 30, 1994).

                  10.25 Pledge and Security Agreement between New Dimensions Accessories, Ltd and IBJ Schroder Bank & Trust Registrant dated as of August 18, 1994 (incorporated by reference to Exhibit 10.5 to Registrant's Form 10-Q for the quarter ended June 30, 1994).

                  10.26 Pledge and Security Agreement between Rosecraft, Inc. and IBJ Schroder Bank & Trust Registrant dated as of August 18, 1994 (incorporated by reference to Exhibit 10.6 to Registrant's Form 10-Q for the quarter ended June 30, 1994).

                  10.27 Pledge and Security Agreement between Fill-Mor Holding, Inc. and IBJ Schroder Bank & Trust Registrant dated as of August 18, 1994 (incorporated by reference to Exhibit 10.7 to Registrant's Form 10-Q for the quarter ended June 30, 1994).

                  11.1 Computation of earnings per share and equivalent share of common stock for the three months ended March 31, 1994 and 1995.

                  11.2 Computation of earnings per share and equivalent share of common stock the three years ended December 31, 1994.

                  22.1     List of Subsidiaries.

                  23.1*    Consent of Counsel.

                  23.2     Consent of Coopers & Lybrand L.L.P.

                  24.1 Powers of Attorney (included on page II-6 of this Registration Statement).

                  99.1     Consent of Kwiatt, Silverman & Ruben, Ltd.

                  ----------------
                  * To be filed by amendment.

                  (b) Financial Statement Schedules. Set forth below is a list of the Financial Statement Schedules included as a part of the Registration Statement. Schedules not listed have been omitted because they are not applicable or the required information has been included in the financial statements or notes thereto.

                  I.       Condensed Financial Information of Registrant

                  II.      Valuation and Qualifying Accounts


Item 17.  Undertakings.

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be filed on its behalf by the undersigned, thereupon duly authorized, in the City of Northfield, State of Illinois, on June 19, 1995.

                                               The Lori Corporation
                                               (Registrant)

                                      By:      AUSTIN A. IODICE
                                               Austin A. Iodice,
                                               President, Vice Chairman and
                                               Chief Executive  Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Doering and Austin A. Iodice, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Name/Signature                     Title                            Date
- ------------------   -----------------------------------------    ------------
JOHN HARVEY          Chairman and Director                        June 19, 1995
John Harvey

AUSTIN A. IODICE     President, Vice Chairman, Chief Executive    June 19, 1995
Austin A. Iodice     Officer and Director
                     (Principal Executive Officer)

JAMES D. DOERING     Vice President and Chief Financial Officer   June 19, 1995
James D. Doering     (Principal Financial Officer)

LAWRENCE D. LEVIN    Controller                                   June 19, 1995
Lawrence D. Levin    (Principal Accounting Officer)

PETER R. HARVEY      Director                                     June 19, 1995
Peter R. Harvey

                              Registration No. 33-
                          ==============================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    EXHIBITS

                                   Filed With

                                    FORM S-1
                             REGISTRATION STATEMENT

                        Under The Securities Act of 1933


                              --------------------



                              THE LORI CORPORATION
             (Exact name of registrant as specified in its charter)


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